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                          PLAN AND AGREEMENT OF MERGER

                                     BETWEEN

                              GLACIER BANCORP, INC.

                                       AND

                         WESTERFED FINANCIAL CORPORATION

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                         DATED AS OF SEPTEMBER 20, 2000



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                          PLAN AND AGREEMENT OF MERGER
                                     BETWEEN
                              GLACIER BANCORP, INC.
                                       AND
                         WESTERFED FINANCIAL CORPORATION

        This Plan and Agreement of Merger (the "Agreement"), dated as of September 20, 2000, is between GLACIER BANCORP, INC. ("Glacier") and WESTERFED FINANCIAL CORPORATION ("WesterFed")

                                    PREAMBLE

        The management and boards of directors of Glacier and WesterFed, respectively, believe that the proposed transaction between Glacier and WesterFed, on the terms and conditions set forth in this Agreement, is in the best interests of Glacier's and WesterFed's shareholders.

                                    RECITALS

A.      THE PARTIES.  The parties to the Merger are as follows:

        (1) Glacier is a corporation duly organized and validly existing under Delaware law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"). Glacier's principal office is located in Kalispell, Montana. Glacier owns (1) all of the outstanding common stock of Mountain West Bank, Glacier Bank, First Security Bank of Missoula, Valley Bank of Helena, and Big Sky Western Bank; and (2) more than 90% of the outstanding common stock of Glacier Bank of Whitefish and Glacier Bank of Eureka, respectively.

        (2) WesterFed is a corporation duly organized and validly existing under Delaware law, and is a registered savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"). WesterFed's principal offices are located in Missoula, Montana. WesterFed owns all of the outstanding common stock of Western Security Bank ("the Bank").

B. THE MERGER. On the Effective Date, all of the outstanding shares of WesterFed common stock (other than Dissenting Shares and Exception Shares) will be exchanged for shares of Glacier common stock, cash, or a combination of both, and WesterFed will be merged (the "Merger") with and into Glacier in accordance with the applicable corporation law of the State of Delaware, with Glacier continuing as the surviving entity in the Merger, and the Bank will become a wholly-owned subsidiary of Glacier.

C. BOARD APPROVALS. Glacier's and WesterFed's respective boards of directors have deemed the Merger advisable, and have approved this Agreement and authorized its execution and delivery.


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D.      OTHER APPROVALS.  The Merger is subject to:

        (1) satisfaction of the conditions described in Section 5 of this Agreement or waiver by a party of those conditions that may be waived by it; and

        (2) each approval required by Section 5.1 of this Agreement being granted and all applicable waiting periods having expired.

E. EMPLOYMENT AGREEMENTS. Glacier has entered into employment agreements as of the date hereof but to become effective as of the Effective Date with Ralph K. Holliday, President and Chief Executive Officer of WesterFed and the Bank; James A. Salisbury, Executive Vice President, Treasurer and Chief Financial Officer of WesterFed and the Bank; Marcia Johnson, Senior Vice President - Central Operations Manager of the Bank; Barry Johnston, Senior Vice President - Credit Administration of the Bank and John Cromwell, Senior Vice President - Human Resources of the Bank.

F. VOTING AGREEMENTS. In association with the parties' execution of this Agreement, the directors and executive officers of WesterFed (other than David W. Jorgenson) and Glacier have entered into agreements, substantially in the form attached to this Agreement as Exhibit A, pursuant to which, among other things, each such individual has agreed to vote his or her shares of WesterFed or Glacier common stock, whichever is applicable, in favor of the actions contemplated by this Agreement.

G. FAIRNESS OPINIONS. WesterFed has received from Putnam Lovell Securities, Inc. ("Putnam Lovell") a written opinion to the effect that the Merger Consideration to be received in the Merger is fair to the shareholders of WesterFed from a financial point of view, a copy of which has been provided to Glacier. As a condition to Closing of the Transaction, Putnam Lovell will update this fairness opinion immediately before WesterFed mails the Prospectus/Proxy Statement to its shareholders. Glacier has received from D.A. Davidson & Co. ("Davidson") a written opinion to the effect that the Merger Consideration to be paid by Glacier in connection with the Merger is fair to the shareholders of Glacier from a financial point of view, a copy of which has been provided to WesterFed. As a condition to Closing of the Transaction, Davidson will update the fairness opinion immediately before Glacier mails the Prospectus/Proxy Statement to its shareholders.

H. INTENTION OF THE PARTIES--ACCOUNTING AND TAX TREATMENT. The parties intend the Merger to be treated for accounting purposes as a "purchase." The parties intend the Merger to qualify, for federal income tax purposes, as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended ("IRC").

I. STOCK OPTION AGREEMENT. As an inducement to and condition of Glacier's execution of this Agreement, WesterFed has approved the grant of an option to Glacier under the Stock Option Agreement, as provided in
        Section 1.15.


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                                    AGREEMENT

Glacier and WesterFed agree as follows:

                                    SECTION 1
                              TERMS OF TRANSACTION

1.1 TRANSACTION. Under and subject to this Agreement and the other documents referred to in this Agreement, WesterFed will be merged with and into Glacier in accordance with the applicable corporation law of the State of Delaware ("Corporate Law"). The Merger will become effective on the date ("Effective Date") and at the time the Certificate of Merger is accepted for filing by the Secretary of the State of Delaware. The term "Transaction" means the Merger transaction contemplated by this Agreement, subject to any modifications Glacier elects in accordance with Section 1.14.

1.2 EFFECT OF TRANSACTION. On the Effective Date, the corporate existence of WesterFed will be merged into and continued in Glacier (sometimes referred to as the "Combined Corporation"). The name of the Combined Corporation will be "Glacier Bancorp, Inc." The principal office of the Combined Corporation will be located in Kalispell, Montana. The Certificate of Incorporation and the Bylaws of the Combined Corporation will be the Certificate of Incorporation and the Bylaws of Glacier in effect immediately before the Effective Date. The directors of the Combined Corporation will be the persons who were the directors of Glacier immediately prior to the Effective Date with the addition of Ralph K. Holliday. The officers of the Combined Corporation will be the officers of Glacier and WesterFed immediately prior to the Effective Date. Consistent with Corporate Law, all rights, franchises and interests of each of Glacier and WesterFed in and to every type of property (real, personal and mixed) and choses in action will be transferred to and vested in the Combined Corporation by virtue of the Merger without any deed or other transfer, and the Combined Corporation, upon the Effective Date and without any order or other action on the part of any court of otherwise, will hold and enjoy all rights of property, franchises, and interests in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by each of Glacier and WesterFed immediately prior to the Effective Date.

1.3 CONSIDERATION. Subject to the provisions of this Agreement, on the Effective Date, by virtue of the Merger and without any action on the part of Glacier or WesterFed, each share of WesterFed Common Stock issued and outstanding immediately prior to the Effective Date (other than Dissenting Shares and Excluded Shares) will, automatically and without any action on the part of the holder of such share, be converted into the right to receive from Glacier consideration (the "Merger Consideration") consisting of either cash, stock, or a combination of both, subject to the provisions of Subsections 1.6.4 and 1.6.5.

1.4     PRICE.

        1.4.1 DEFINITIONS. For purposes of this Agreement, the following terms will have the meanings set forth below:


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               (a)    "Aggregate Merger Consideration" means the sum of (i) the
                      Calculated Cash Consideration and (ii) the Calculated Stock Consideration.

               (b) "Average Closing Price" means the average, rounded to the second decimal (rounding down if the third decimal is four or less and rounding up if the third decimal is five or more), of the daily closing price per share of Glacier Common Stock as reported on the Nasdaq National Market or such successor exchange on which Glacier Common Stock may then be traded (as reported in the Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for 20 consecutive trading days ending on the Determination Date. The "Determination Date" means the date occurring 15 trading days prior to the Effective Date.

               (c) "Calculated Cash Consideration" means (i) $9.05, if the Average Closing Price is equal to or greater than $9.90, or (ii) $10.04 if the Average Closing Price is less than $9.00.

               (d) "Calculated Stock Consideration" means (i) the Exchange Ratio multiplied by (ii) the Average Closing Price.

               (e)    "Exchange Ratio" is 1.1.

               (f) "Final Exchange Ratio" means the quotient, rounded to the nearest ten-thousandth, obtained by dividing the Per Share Consideration by the Average Closing Price.

               (g)    "Per Share Consideration" has the following meanings:

                      (1) AVERAGE CLOSING PRICE GREATER THAN $9.90. If the Average Closing Price of Glacier Common Stock is greater than or equal to $9.90, then the Per Share Consideration will be the Aggregate Merger Consideration;

                      (2) AVERAGE CLOSING PRICE BETWEEN $9.00 AND $9.90. If the Average Closing Price of Glacier Common Stock is less than $9.90 and greater than or equal to $9.00, then the Per Share Consideration will be $19.94.

                      (3) AVERAGE CLOSING PRICE LESS THAN $9.00. If the Average Closing Price of Glacier Common Stock is less than $9.00, then the Per Share Consideration will be the Aggregate Merger Consideration, unless Glacier timely makes the election contemplated by
                             Section 7.2.7, in which case the Per Share
                             Consideration will be $19.94.

        1.4.2 MERGER CONSIDERATION. The Merger Consideration to be received by the holder for each share of WesterFed Common Stock will be:


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               (a)    a number of shares of Glacier Common Stock equal to the
                      Final Exchange Ratio ("Stock Distribution"), or

               (b) cash in an amount equal to the Per Share Consideration ("Cash Distribution").

1.5 EFFECT ON GLACIER COMMON STOCK. Glacier Common Stock shares issued and outstanding immediately before the Effective Date will remain outstanding and unchanged after the Merger.

1.6     CONVERSION ELECTION PROCEDURES AND ALLOCATION.

        1.6.1 ELECTION OPTIONS. Subject to the election and allocation procedures set forth in this Section 1.6, each record holder of WesterFed Common Stock as of the Election Deadline will be entitled to elect to receive (i) the Cash Distribution for all or a portion of the holder's shares of WesterFed Common Stock ("Cash Election Shares") or (ii) the Stock Distribution for all or a portion of the holder's shares of WesterFed Common Stock ("Stock Election Shares"). All such elections shall be made on a form mutually agreed to by Glacier and WesterFed for that purpose ("Form of Election"). Glacier and WesterFed will mail the Form of Election with the Prospectus/Proxy Statement to all holders of WesterFed Common Stock on the record date for the meeting of shareholders of WesterFed to vote on the adoption of this Agreement and will use commercially reasonable efforts to make the Form of Election available to all persons who become holders of WesterFed Common Stock subsequent to such date and no later than the close of business on the Business Day immediately prior to the Election Deadline.

        1.6.2  EFFECTIVE ELECTION. Any election for the purposes of this Section
               1.6 will be effective only if the Exchange Agent has received a properly completed and signed Form of Election with the associated certificate(s) representing shares of WesterFed Common Stock by the Election Deadline. The "Election Deadline" means 7:00 p.m., Mountain Time, on the date of the WesterFed shareholders meeting ("WesterFed Meeting") called to vote on the adoption of this Agreement. A Form of Election may be revoked or changed by the person submitting such Form of Election or any other person to whom the subject shares are subsequently transferred by written notice by such person to the Exchange Agent at or prior to the Election Deadline. All Forms of Elections will be deemed to be revoked if the Exchange Agent is notified in writing by either Glacier or WesterFed that this Agreement has been terminated in accordance with its terms and the Exchange Agent shall promptly return certificates representing shares of WesterFed Common Stock to those persons who submitted such certificates to the Exchange Agent.

        1.6.3 NON-ELECTION; DISCRETION OF EXCHANGE AGENT. Any holder of WesterFed Common Stock who does not submit a properly completed and signed Form of Election that is received by the Exchange Agent at or prior to the Election Deadline, and any holder who has failed to perfect or has effectively withdrawn or


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               lost the right to payment for Dissenting Shares, will be deemed to hold "Non-Election Shares" for the purposes of Section 1.6.5. Glacier will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed and signed, and to disregard immaterial defects in Forms of Election. If Glacier or the Exchange Agent determines that any purported election for Cash Election Shares or Stock Election Shares was not properly made, such purported election will be deemed to be of no force and effect and the holder making such election will be deemed to have Non-Election Shares for the purposes of Section 1.6.5. The decision of Glacier or the Exchange Agent as to such matters will be conclusive and binding. Neither Glacier nor the Exchange Agent will be under any obligation to notify any holder of any defect in a Form of Election submitted to the Exchange Agent.

        1.6.4 MAXIMUM STOCK AND CASH CONVERSION AMOUNTS. The maximum number of shares of WesterFed Common Stock to be converted into the right to receive Glacier Common Stock in the Merger will be the Exchange Ratio multiplied by the number of shares of WesterFed Common Stock that are issued and outstanding immediately prior to the Effective Date divided by the Final Exchange Ratio ("Calculated Stock Election Number"). The maximum number of shares of WesterFed Common Stock to be converted into the right to receive cash in the Merger will be such number of Cash Election Shares when aggregated with the Dissenting Shares that represents 55% of the total value of the Merger Consideration based upon the per share closing price of Glacier Common Stock on the Effective Date, and if the Effective Date is not a trading day, then the closing price on the most recent trading day prior to the Effective Date. If the application of the provisions of Subsections 1.6.1, 1.6.2, and 1.6.3 would otherwise result in aggregate Cash Distributions or aggregate Stock Distributions in excess of the limits set forth in this Subsection 1.6.4, then the Cash Distributions and Stock Distributions will be allocated in the manner set forth in Subsection 1.6.5.

        1.6.5 ALLOCATION. As soon as practicable after the Effective Date, Glacier will cause the Exchange Agent to allocate among the holders of WesterFed Common Stock the rights to receive the Cash Distribution or the Stock Distribution as follows:

               (a) EXCESS CASH ELECTION SHARES. If the number of Cash Election Shares exceeds the Calculated Cash Election Number, then:

                      (1) Each Stock Election Share will be converted into the right to receive the Stock Distribution;

                      (2) Each Non-Election Share will be converted into the right to receive the Stock Distribution; and

                      (3) The Exchange Agent will reallocate the Merger Consideration payable to each holder of Cash Election Shares pro rata (based


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                             upon the number of Cash Election Shares owned by
                             such holder, as compared with the total number of Cash Election Shares owned by all holders) such that the holders of Cash Election Shares will receive an amount of Cash Distributions that, in the aggregate, will be equal to the product of the Calculated Cash Election Number multiplied by the Per Share Consideration and will receive the remainder of the Merger Consideration due to them as Stock Distributions.

               (b) EXCESS STOCK ELECTION SHARES. If the number of Stock Election Shares exceeds the Calculated Stock Election Number, then:

                      (1) Each Cash Election Share will be converted into the right to receive the Cash Distribution;

                      (2) Each Non-Election Share will be converted into the right to receive the Cash Distribution; and

                      (3) The Exchange Agent will reallocate the Merger Consideration payable to each holder of Stock Election Shares pro rata (based upon the number of Stock Election Shares owned by such holder, as compared with the total number of Stock Election Shares owned by all holders) such that the holders of Stock Election Shares will receive, as Stock Distributions, a number of shares of Glacier Common Stock equal to the product of the Calculated Stock Election Number multiplied by the Final Exchange Ratio, and will receive the remainder of the Merger Consideration due to them as Cash Distributions.

               (c) NO EXCESS. If neither of Subsections (a) or (b) above is applicable, all Cash Election Shares will be converted into the right to receive the Cash Distribution, all Stock Election Shares will be converted into the right to receive the Stock Distribution, and the Non-Election Shares will be converted into the right to receive the Cash Distribution and/or the Stock Distribution as follows:

                      (1) Non-Election Shares shall first be converted to a right to receive the Cash Distribution until the aggregate of the Non-Election Shares and Cash Election Shares equals the Calculated Cash Election Number.

                      (2) Any excess Non-Election Shares shall then be converted to a right to receive the Stock Distribution.

                      (3) All allocations pursuant to this Subsection (c) shall be made on a pro rata basis, if applicable.


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               (d)    PRO RATA COMPUTATIONS. The pro rata computations performed by the Exchange Agent pursuant to this Subsection 1.6.5 shall be binding and conclusive as to the allocation of the Merger Consideration among the holders of WesterFed Common Stock.

1.7 CONVERSION OF WESTERFED OPTIONS. On the Effective Date, by virtue of the Merger, and without any action on the part of any holder of a WesterFed Option, each WesterFed Option that is then outstanding and unexercised will be converted into and become an option to purchase Glacier Common Stock ("Assumed Option") on the same terms and conditions as are in effect with respect to the WesterFed Option immediately prior to the Effective Date, except that (A) each such Assumed Option may be exercised solely for shares of Glacier Common Stock, (B) the number of shares of Glacier Common Stock subject to such Assumed Option will be equal to the number of shares of WesterFed Common Stock subject to such Option immediately prior to the Effective Date multiplied by the Final Exchange Ratio, the product being rounded, if necessary, up or down to the nearest whole share, and (C) the per share exercise price under each such Assumed Option will be adjusted by dividing the per share exercise price of the WesterFed Option by the Final Exchange Ratio, and rounding up or down to the nearest cent. It is intended that the foregoing assumption shall be undertaken consistent with and in a manner that will not constitute a "modification" under Section 424 of the IRC as to any WesterFed Option which is an "incentive stock option". The number of shares of WesterFed Common Stock subject to WesterFed Options (whether vested or unvested) as of the date of this Agreement are set forth on
        Schedule 3.1.3(b)(2)-W.

1.8 SHAREHOLDER RIGHTS; STOCK TRANSFERS. On the Effective Date, holders of WesterFed Common Stock will cease to be, and will have no rights as, shareholders of WesterFed, other than to receive the Merger Consideration provided under Section 1.3 or payment under Section 1.10. After the Election Deadline, there will be no transfers on the stock transfer books of WesterFed or the Combined Corporation of the shares of WesterFed Common Stock that were issued and outstanding immediately prior to the Election Deadline, other than Non-Election Shares which may be transferred at any time prior to the Effective Date.

1.9 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no fractional shares of Glacier Common Stock and no certificates or scrip for, or other evidence of ownership of fractional shares, will be issued in the Merger. Glacier will pay to each holder of WesterFed Common Stock who would otherwise be entitled to a fractional share of Glacier Common Stock an amount in cash determined by multiplying such fraction by the closing price per share of Glacier Common Stock on the Nasdaq National Market (or any successor exchange) on the Effective Date, or if the Effective Date is not a trading day, then the closing price on the most recent trading day prior to the Effective Date.

1.10 PAYMENT TO DISSENTING SHAREHOLDERS. For the purposes of this Agreement, "Dissenting Shares" means any shares of WesterFed Common Stock held by a holder who dissents from the Merger in accordance with the Corporate Law and becomes entitled to obtain payment for the fair value of such shares of WesterFed Common Stock pursuant to the


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        applicable provisions of the Corporate Law. Notwithstanding any other provision of this Agreement, any Dissenting Share will not, after the Effective Date, be entitled to vote for any purpose or receive any dividends or other distributions and will be entitled only to such rights as are accorded to Dissenting Shares by the Corporate Law.

1.11    EXCHANGE PROCEDURES.

        1.11.1 SURRENDER OF CERTIFICATE. As promptly as practicable after the Effective Date, Glacier will send or cause to be sent to each former shareholder of WesterFed of record immediately prior to the Effective Date (other than with respect to Dissenting Shares, Excluded Shares and holders who tendered their certificates with their Forms of Election) instructions for exchanging such shareholder's certificates for WesterFed Common Stock for the Merger Consideration set forth in Section 1.3. WesterFed shareholders will exchange WesterFed Common Stock certificates by surrendering them to the exchange agent appointed by Glacier (the "Exchange Agent"), in accordance with the instructions provided by the Exchange Agent and together with a properly completed and executed form of transmittal letter. Until a holder's certificate evidencing WesterFed Common Stock is so surrendered, the holder will not be entitled to receive any Merger Consideration with respect thereto.

        1.11.2 ISSUANCE OF MERGER CONSIDERATION IN OTHER NAMES. Any person requesting that any Merger Consideration be issued (or paid) in a name other than the name in which the surrendered WesterFed Common Stock certificate is registered, must: (1) establish to the Exchange Agent's satisfaction the right to receive the Merger Consideration and (2) either pay to the Exchange Agent any applicable transfer or other taxes or establish to the Exchange Agent's satisfaction that all applicable taxes have been paid or are not required.

        1.11.3 LOST, STOLEN, AND DESTROYED CERTIFICATES. The Exchange Agent will be authorized to issue the Merger Consideration in exchange for a WesterFed Common Stock certificate that has been lost, stolen or destroyed, if the holder provides the Exchange Agent with: (1) satisfactory evidence that the holder owns the WesterFed Common Stock represented by the certificate and that the certificate is lost, stolen, or destroyed, (2) any appropriate affidavit the Exchange Agent may require, and (3) any indemnification assurances that the Exchange Agent may require.

        1.11.4 RIGHTS TO DIVIDENDS AND DISTRIBUTIONS. In the case of WesterFed Common Stock to be exchanged for the Stock Distribution, until the holder properly surrenders for exchange his/her certificates for WesterFed Common Stock, no dividends or other distributions payable to the holders of Glacier Common Stock shall be paid thereon. Surrender of WesterFed Common Stock certificates will not deprive the holder of any dividends or distributions that the holder is entitled to receive as a record holder of WesterFed Common Stock on a date before the Effective Date. When the holder surrenders his or her certificates, the holder will receive the amount, without interest, of any dividends and any other distributions


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               distributed on or after the Effective Date on the whole number of shares of Glacier Common Stock into which the holder's WesterFed Common Stock was converted at the Effective Date.

        1.11.5 DELIVERY OF MERGER CONSIDERATION TO EXCHANGE AGENT. Within three days after the Effective Date, Glacier shall deliver to the Exchange Agent the aggregate Merger Consideration to be paid for all of the issued and outstanding shares of WesterFed Common Stock other than Dissenting and Excluded Shares. On an as-required basis, Glacier shall promptly and timely tender to the Exchange Agent additional cash funds required for the payment of cash in lieu of fractional shares. The Merger Consideration remaining in the hands of the Exchange Agent for non-surrendered certificates representing shares of WesterFed Common Stock shall be returned to Glacier at the expiration of six months from the Effective Date.

        1.11.6 AFFILIATES' CERTIFICATES. Certificates surrendered for exchange by any person constituting an "affiliate" of WesterFed for purposes of Rule 145 of the Securities Act will not be exchanged for certificates representing Glacier Common Stock until Glacier has received a written agreement from such person as specified in
               Section 4.4.

1.12 MERGER CONSIDERATION ADJUSTMENTS. If, prior to the Effective Date, shares of Glacier Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or there occurs a distribution of warrants or rights with respect to Glacier Common Stock, or a stock dividend, stock split or other general distribution of Glacier Common Stock is declared with a record date prior to the Effective Date, then in any such event the Exchange Ratio shall be appropriately adjusted.

1.13 EXCEPTION SHARES. "Exception Shares" mean any shares of WesterFed Common Stock held by Glacier or any of its Subsidiaries or WesterFed or any of its Subsidiaries, in any case other than in a fiduciary capacity or as a result of debts previously contracted. Each of the Exception Shares of WesterFed Common Stock will be canceled and retired upon consummation of the Merger, and no consideration shall be issued in exchange therefor.

1.14 RESERVATION OF RIGHT TO REVISE STRUCTURE. In its sole discretion, and notwithstanding any other provision in this Agreement to the contrary, Glacier may at any time change the method of effecting the Transaction; provided, however, that (A) no such change will alter or change the amount or kind of consideration to be issued to holders of WesterFed Common Stock as provided for in this Agreement, (B) no such change will adversely affect the tax treatment to WesterFed shareholders as a result of receiving such consideration, (C) no such change will materially impede or delay the consummation of the Transaction and (D) no such change shall diminish the benefits to be received by the directors, officers or employees of WesterFed or the Bank set forth in this Agreement or in any other agreement entered into by the parties in connection with the Transaction. If Glacier elects to change the method of effecting the Transaction, WesterFed and the Bank will cooperate with and assist Glacier with any necessary amendment to this Agreement, and with the preparation and filing of such applications, documents, instruments and


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        notices as may be necessary or desirable, in the opinion of counsel for
        Glacier, to obtain all necessary shareholder approvals and approvals of any regulatory agency, administrative body or other governmental entity.

1.15 STOCK OPTION AGREEMENT. As a condition to execution of this Agreement, Glacier and WesterFed have executed a Stock Option Agreement, dated the same date as this Agreement, a copy of which is attached as Exhibit B.

                                    SECTION 2
                           CLOSING OF THE TRANSACTION

2.1 CLOSING. Closing will occur on the Effective Date. If Closing does not occur on or before June 30, 2001 ("Termination Date"), either Glacier or WesterFed may terminate this Agreement in accordance with Section 7.1. Unless Glacier and WesterFed agree upon another date, the Effective Date will be the later of (i) January 15, 2001, or (ii) the date selected by Glacier 30 days after the following:

        (a) all conditions precedent set forth in Section 5 having been either fulfilled or waived; and

        (b) all approvals required by Section 5.1 having been granted, and the expiration of all applicable waiting periods.

2.2 EVENTS OF CLOSING. On the Effective Date, all properly executed documents required by this Agreement will be delivered by the parties in form consistent with this Agreement. If any party fails to deliver a required document on the Effective Date or otherwise defaults under this Agreement on or before the Effective Date, then the Transaction will not occur unless the adversely affected party waives the default.

2.3 PLACE OF CLOSING. Unless Glacier and WesterFed agree otherwise, Closing will occur on the Effective Date at Glacier's corporate office, 49 Commons Loop, Kalispell, Montana.

                                    SECTION 3
                                 REPRESENTATIONS

3.1 REPRESENTATIONS OF GLACIER AND WESTERFED. Subject to Section 3.2 and except as expressly set forth in Schedule 3.1-G (in the case of Glacier), Schedule 3.1-W (in the case of WesterFed), or the other Schedules described in this Section 3.1, Glacier represents to WesterFed, and WesterFed represents to Glacier, the following:

        3.1.1  CORPORATE ORGANIZATION AND QUALIFICATION.

               (a) It is a corporation duly organized and validly existing under the state laws of Delaware, its activities do not require it to be qualified in any jurisdiction other than Montana (for WesterFed) and Montana and Idaho (for Glacier), and it is duly qualified and in good standing in such jurisdiction(s).

               (b) It has the requisite corporate power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted.

               (c) It has made available to the other party to this Agreement a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date and currently in full force and effect.

        3.1.2  SUBSIDIARIES.

               (a) Schedules 3.1.2(a)-G and 3.1.2(a)-W list all of the Subsidiaries of Glacier and WesterFed, respectively, and each party's respective percentage ownership of these Subsidiaries, as of the date of this Agreement. In this Agreement, the term "Subsidiary" with respect to a party means any corporation, partnership, financial institution, trust company, or other entity owned or controlled by that party or any of its subsidiaries or affiliates (or owned or controlled by that party together with one or more of its subsidiaries or affiliates). A Subsidiary is considered to be owned or controlled by a party if that party or any of its Subsidiaries (individually or together with the party) directly or indirectly owns, controls, or has the ability to exercise 50% or more of the voting power of the Subsidiary.

               (b) Each of its Subsidiaries is either a federally chartered stock savings bank, a bank, or a corporation or limited partnership duly organized and validly existing under Montana, Idaho or Delaware law, as the case may be, and is qualified to do business and in good standing in each jurisdiction where the property owned, leased, or operated, or the business conducted by the Subsidiary, requires qualification.

               (c) With respect to WesterFed only, (i) the Bank is a member in good standing of the Federal Home Loan Bank System;
                      (ii) all eligible deposit accounts issued by the Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") to the full extent permitted under applicable law; (iii) the Bank is a "qualified thrift lender" as defined in Section 10(m) of HOLA; and (iv) the liquidation account established by the Bank in connection with its conversion from mutual to stock form has been maintained since its establishment in accordance with applicable laws and the records with respect to said account (including subaccounts) are complete and accurate in all material respects.

               (d) Each of its Subsidiaries has the requisite corporate power and authority to own and lease its properties and assets and to carry on its business as it is now being conducted.

        3.1.3  CAPITAL STOCK.

               (a)    Glacier. Glacier represents:

                      (1) on the date of this Agreement, Glacier's authorized capital stock consists of 51 million shares divided into two classes: (i) 50 million shares of common stock, par value $.01 per share ("Glacier Common Stock"), 11,441,234 shares of which are issued and outstanding and (ii) 1 million shares of blank-check preferred stock, par value $.01 per share, none of which is outstanding ("Glacier Preferred Stock");

                      (2) options or rights to acquire not more than an aggregate of 912,715 Glacier Common Stock shares (subject to adjustment on the terms set forth in the Glacier Stock Plans) are outstanding under the stock option plans listed in Schedule 3.1.3(a)(2)-G ("Glacier Stock Plans");

                      (3) no Glacier Common Stock shares are reserved for issuance, other than the shares reserved for issuance under the Glacier Stock Plans or pursuant to this Agreement, and Glacier has no shares of Glacier Preferred Stock reserved for issuance;

                      (4) all outstanding shares of Glacier Common Stock have been, and all of the Glacier Common Stock to be issued in the Merger and upon the exercise of Assumed Options will be, duly authorized and validly issued, and are or will be, as the case may be, fully paid and nonassessable;

                      (5) all outstanding shares of capital stock of each of Glacier's Subsidiaries owned by Glacier or a Subsidiary of Glacier have been duly authorized and validly issued and are fully paid and nonassessable, except to the extent any assessment is required under state or federal law, and are owned by Glacier or a Subsidiary of Glacier free and clear of all liens, pledges, security interests, claims, proxies, preemptive or subscription rights or other encumbrances or restrictions of any kind (collectively, "Liens");

                      (6) except as set forth in this Agreement or in the Glacier Stock Plans, there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities, or other agreements or commitments of Glacier or any of its Subsidiaries of any character relating to the issued or unissued capital stock or other equity securities of Glacier (including those relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of such stock or securities); and

                      (7) Glacier has taken all corporate action necessary to reserve for issuance a sufficient number of shares of Glacier Common Stock to satisfy the maximum Stock Distribution under Subsection 1.6.4 and the maximum number of shares deliverable upon the exercise of Assumed Options.

               (b)    WesterFed. WesterFed represents:

                      (1) as of the date of this Agreement, WesterFed's authorized capital stock consists of (i) 10 million shares of common stock, $0.01 par value ("WesterFed Common Stock"), 4,069,524 shares of which are issued and outstanding, and (ii) 5 million shares of preferred stock, par value $0.01 per share, none of which is outstanding ("WesterFed Preferred Stock");

                      (2) options or rights to acquire not more than an aggregate of 580,397 WesterFed Common Stock shares (subject to adjustment on the terms set forth in the WesterFed Stock Plans) are outstanding under the stock option plans listed in Schedule 3.1.3(b)(2)-W ("WesterFed Stock Plans");

                      (3) no WesterFed Common Stock shares are reserved for issuance, other than the shares reserved for issuance under the WesterFed Stock Plans and the Stock Option Agreement;

                      (4) all outstanding WesterFed Common Stock shares have been duly authorized and validly issued and are fully paid and nonassessable;

                      (5) all outstanding shares of capital stock (or partnership interests) of each of WesterFed's Subsidiaries have been duly authorized and validly issued and in the case of capital stock are fully paid and nonassessable except to the extent any assessment is required under state or federal law, and, except for partnership interests in COAD Limited Partnerships 2 and 3 that are owned by others, at Closing will be owned by WesterFed or a Subsidiary of WesterFed free and clear of all Liens;

                      (6) except as set forth in this Agreement, in the WesterFed Stock Plans, or in the Stock Option Agreement, there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities, or other agreements or commitments of WesterFed or any of its Subsidiaries of any character relating to the issued or unissued capital stock or other equity securities of WesterFed or any of its Subsidiaries (including those relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of such stock or securities);

                      (7) WesterFed has taken all corporate action necessary to reserve for issuance a sufficient number of shares of WesterFed Common Stock to satisfy the full exercise of the option granted to Glacier under the Stock Option Agreement.

                      (8) except for the partnership interests owned by others in COAD Limited Partnerships 2 and 3, it (alone or together with any of its Subsidiaries) owns all of the shares of capital stock (or 100% of any other applicable form of ownership interest if the Subsidiary is not a corporation) of each of its Subsidiaries free and clear of all Liens.

        3.1.4  CORPORATE AUTHORITY.

               (a) It has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and the Stock Option Agreement, subject in the case of this Agreement only to the adoption of this Agreement by its shareholders to the extent required by the Corporation Law and the rules of the exchange on which its stock is traded to complete the Transaction.

               (b) Each of this Agreement and the Stock Option Agreement is a valid and legally binding agreement of it, enforceable in accordance with the terms of this Agreement (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general equity principles).

        3.1.5  REPORTS AND FINANCIAL STATEMENTS.

               (a) Filing of Reports. Since January 1, 1997, it and each of its Subsidiaries has filed all reports and statements, together with any required amendments to these reports and statements, that it was required to file with (1) the Securities and Exchange Commission ("SEC"), (2) the National Association of Securities Dealers ("NASD"), (3) Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), (4) the Office of Thrift Supervision ("OTS"), (5) the FDIC, and (6) any other applicable federal or state banking, insurance, securities, or other regulatory authorities. Each of these reports and statements, including the related financial statements and exhibits, complied (or will comply, in the case of reports or statements filed after the date of this Agreement) as to form in all material respects with all applicable statutes, rules and regulations as of their respective dates (and, in the case of reports or statements filed before the date of this Agreement, without giving effect to any amendments or modifications filed after the date of this Agreement).

               (b) Delivery to Other Party of Reports. It has delivered to the other party a copy of each registration statement, offering circular, report, definitive proxy statement or information statement under the Securities Act of 1933, as amended, ("Securities Act"), the Securities Exchange Act of 1934, as amended, ("Exchange Act"), and state securities and "Blue Sky" laws (collectively, the "Securities Laws") filed, used or circulated by it with respect to periods since January 1, 1997, through the date of this

                      Agreement. It will promptly deliver to the other party each such registration statement, offering circular, report, definitive proxy statement or information statement filed, used or circulated after the date of this Agreement and before the Effective Date (collectively, its "Reports"), each in the form (including related exhibits and amendments) filed with the SEC (or if not so filed, in the form used or circulated).

               (c) Compliance with Securities Laws. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement), each of the Reports, including the related financial statements, exhibits and schedules, filed, used or circulated before the date of this Agreement complied (and each of the Reports filed after the date of this Agreement, will comply) in all material respects with applicable Securities Laws, and did not (or in the case of reports, statements, or circulars filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               (d) Financial Statements. Each of its balance sheets included in the Financial Statements fairly presents (or, in the case of Financial Statements for periods ending on a date following the date of this Agreement, will fairly present) the consolidated financial position of it and its Subsidiaries as of the date of the balance sheet. Each of the consolidated statements of income, cash flows and shareholders' equity included in the Financial Statements fairly presents (or, in the case of Financial Statements for periods ending on a date following the date of this Agreement, will fairly present) the consolidated results of operations, retained earnings and cash flows, as the case may be, of it and its Subsidiaries for the periods set forth in these statements (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes), in each case in accordance with generally accepted accounting principles, consistently applied ("GAAP"), except as may be noted in these statements.

                      (1) "Financial Statements" means: (i) in Glacier's case, the Glacier Financial Statements (or for periods ending on a date following the date of this Agreement, the Subsequent Glacier Financial Statements); and (ii) in WesterFed's case, the WesterFed Financial Statements (or for periods ending on a date following the date of this Agreement, the Subsequent WesterFed Financial Statements).

                      (2) "Glacier Financial Statements" means Glacier's (i) audited consolidated statements of financial condition as of December 31, 1999, 1998 and 1997, and the related audited statements of income, cash flows and changes in shareholders' equity for each of the years ended December 31, 1999 and 1998 and 1997; and (ii)
                             unaudited consolidated statements of financial condition as of the end of each fiscal quarter following December 31, 1999 but preceding the date of this Agreement, and the related unaudited statements of income, cash flows and statements of comprehensive income for each such quarter.

                      (3) "Subsequent Glacier Financial Statements" means unaudited balance sheets and related statements of income and comprehensive income for each of the fiscal quarters ending after the date of this Agreement and before Closing.

                      (4) "WesterFed Financial Statements" means (i) audited statements of financial condition as of December 31, 1999 and June 30, 1999, 1998 and 1997, and the
                             related audited statements of income, cash flows and changes in shareholders' equity for each of the periods ended December 31, 1999, June 30, 1999, 1998 and 1997; and (ii) unaudited consolidated statements of financial condition as of the end of each fiscal quarter following December 31, 1999 but preceding the date of this Agreement, and the related unaudited statements of income, cash flows and changes in shareholders' equity for each such quarter.

                      (5)    "Subsequent WesterFed Financial Statements" means
                             (i) unaudited balance sheets and related statements of income and shareholders' equity for each of WesterFed's fiscal quarters ending after the date of this Agreement and before Closing.

        3.1.6 ABSENCE OF CERTAIN EVENTS AND CHANGES. Except as disclosed in its Financial Statements and Reports, since December 31, 1999: (1) it and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of the businesses and (2) no change or development or combination of changes or developments has occurred that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect with respect to it and its Subsidiaries, taken as a whole.

        3.1.7  MATERIAL AGREEMENTS.

               (a) Except for the Glacier and WesterFed Stock Plans, respectively, this Agreement, the Stock Option Agreement, any other agreement executed by the parties, and arrangements made after the date of this Agreement in accordance with the terms of this Agreement, it and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K under the Securities Act) that: (1) is to be performed after the date of this Agreement and (2) has not been filed with or incorporated by reference in its Reports or set forth in
                      Schedule 3.1.7(a)-G (in the case of Glacier) or Schedule 3.1.7(a)-W (in the case of WesterFed).

               (b) Neither it nor any of its Subsidiaries is in default under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument.

        3.1.8 KNOWLEDGE AS TO CONDITIONS. Its President, Chief Executive Officer, and Chief Financial Officer (collectively, "Executive Officers") know of no reason the Regulatory Approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices should not be obtained without the imposition of any condition or restriction that is reasonably likely to have a Material Adverse Effect with respect to it, its Subsidiaries, or the Combined Corporation, or the opinions of the tax experts referred to in Subsections 5.2.6 and 5.3.6.

        3.1.9 BROKERS AND FINDERS. Neither it, its Subsidiaries, nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated in this Agreement, except Putnam Lovell (in the case of WesterFed) and Davidson (in the case of Glacier).

        3.1.10 CORPORATE RECORDS. Its corporate record books, transfer books and stock ledgers (and each of those of its Subsidiaries) are complete and accurate in all material respects and reflect all meetings, consents and other material actions of its organizers, incorporators, shareholders, Boards of Directors and committees of the Boards of Directors (and those of its Subsidiaries) and all transactions in their respective capital stocks, since their respective inceptions.

        3.1.11 LOAN AND LEASE LOSSES. Its Executive Officers know of no reason why the allowance for loan and lease losses shown in the balance sheets included in the Financial Statements for the periods ended December 31, 1999, March 31, 2000, and June 30, 2000, was not adequate as of those dates, respectively, to provide for estimable and probable losses, net of recoveries relating to loans not previously charged off, inherent in its loan portfolio.

        3.1.12 NO STOCK OPTION PLANS. Neither it nor any of its Subsidiaries has adopted any stock option plans or granted any options or rights to acquire any shares of its common stock or capital stock or other ownership interest of any Subsidiary except as expressly set forth in Schedule 3.1.3(a)(2)-G (in the case of Glacier) or
               Schedule 3.1.3(b)(2)-W (in the case of WesterFed).

        3.1.13 GOVERNMENTAL FILINGS; NO VIOLATIONS.

               (a) Filings. Other than the approval of the Federal Reserve Board (the "Regulatory Approval"), the filing of a certificate of merger with the Secretary of State of Delaware, and other requirements under the Securities Act, the Exchange Act, and state securities and "Blue Sky" laws, no notices, reports or other filings are required to be made by it with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign ("Governmental Entity"), in connection with the execution, delivery or performance of this Agreement by it and the consummation by it of the Transaction.

               (b) Violations. The execution, delivery and performance of this Agreement does not and will not, and the consummation by it of the Transaction will not, constitute or result in: (1) a breach or violation of, or a default under, its certificate of incorporation or bylaws, or the comparable governing instruments of any of its Subsidiaries; (2) a breach or violation of, or a default under, or the acceleration of or the creation of a Lien (with or without the giving of notice, the lapse of time or both) under, any provision of any material agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") of it or any of its Subsidiaries; or (3) a violation of any law, rule, ordinance or regulation or judgment, decree, order, award, or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject; or (4) any change in the rights or obligations of any party under any of the Contracts. A list of all consents it or its Subsidiaries must obtain from third parties under any Contracts before consummation of the Transaction is contained in Schedule 3.1.13(b)-G (in the case of Glacier), or Schedule 3.1.13(b)-W (in the case of WesterFed).

        3.1.14 ASSET CLASSIFICATION.

               (a) An accurate and complete list as of August 31, 2000, except as otherwise expressly noted in the appropriate Schedule, and separated by category of classification or criticism ("Asset Classification"), of the aggregate amounts of loans, extensions of credit and other assets of it and its Subsidiaries that have been criticized or classified by any Governmental Entity, by any outside auditor, or by any internal audit, is set forth in
                      Schedule 3.1.14(a)-G (in the case of Glacier) or Schedule 3.1.14(a)-W (in the case of WesterFed).

               (b) Except as shown on such Schedules, no amounts of loans, extensions of credit or other assets that have been classified or criticized as of August 31, 2000 by any representative of any Governmental Entity as "Other Assets Especially Mentioned," "Substandard," "Doubtful," "Loss" or words of similar effect are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were paid off or charged off by it or its Subsidiaries before the date of this Agreement.

        3.1.15 INVESTMENTS. All investments (except investments in securities issued by federal state or local government or any subdivision or agency thereof and investments in Subsidiaries) made by it or any of its Subsidiaries which represent an ownership interest of more than 5% in any corporation, company, partnership, or other entity are listed on Schedule 3.1.15-G (in the case of Glacier) or Schedule 3.1.15-W (in the case of WesterFed). All investments comply in all material respects with all applicable laws and regulations.

        3.1.16 PROPERTIES.

               (a) A complete list of all banking offices of Glacier and WesterFed appears in Schedule 3.1.16(a)-G or Schedule 3.1.16(a)-W, respectively.

               (b) Except as disclosed or reserved against in its Financial Statements or in Schedule 3.1.16(b)-G (in the case of Glacier) or Schedule 3.1.16(b)-W in the case of WesterFed), it and its Subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent or pledges to secure deposits) to all of the properties and assets, tangible or intangible, reflected in its Reports as being owned by it or its Subsidiaries as of the date of this Agreement.

               (c) To the knowledge of its Executive Officers, all buildings and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis and are held under leases or subleases by it or its Subsidiaries are held under valid leases or subleases, enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general equity principles).

               (d) A list of all its and its Subsidiaries' existing branches and offices and all new branches or offices it or any of its Subsidiaries' has applied to establish or purchase, along with the cost to establish or purchase those branches, appears in Schedule 3.1.16(d)-G (in the case of Glacier) or Schedule 3.1.16(d)-W (in the case of WesterFed).

        3.1.17 ANTI-TAKEOVER PROVISIONS. Each party has taken all action required to be taken by it in order to exempt this Agreement and the Stock Option Agreement, and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium" "control share", "fair price", "affiliate transaction", "business combination" or other anti-takeover laws and regulations of any state (collectively, "Takeover Laws"), including the State of Delaware, or any takeover-related provisions of its certificate of incorporation or bylaws.

        3.1.18 COMPLIANCE WITH LAWS. Except as disclosed in Schedule 3.1.18-G (with respect to Glacier) or Schedule 3.1.18-W (with respect to WesterFed), it and each of its Subsidiaries:

               (a) are in compliance, in the conduct of their businesses, in all material respects with all applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees, including the Bank Secrecy Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all applicable fair lending laws or other laws relating to discrimination;

               (b) have all permits, licenses, certificates of authority, orders, and approvals of, and have made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies (including the Federal Reserve, FDIC and OTS) that are required in order to permit them to carry on their businesses as they are presently conducted;

               (c) have received since January 1, 1997, no notification or communication from any Governmental Entity (including any bank, insurance and securities regulatory authorities) or its staff (1) asserting a failure to comply with any of the statutes, regulations or ordinances that such Governmental Entity enforces, (2) threatening to revoke any license, franchise, permit or governmental authorization, or (3) threatening or contemplating revocation or limitation of, or that would have the effect of revoking or limiting, FDIC deposit insurance (nor, to the knowledge of its Executive Officers, do any grounds for any of the foregoing exist); and

               (d) are not required to notify any federal banking agency before adding directors to its board of directors or employing senior executives.

        3.1.19 LITIGATION. Except as disclosed in its Financial Statements or in
               Schedule 3.1.19-G (in the case of Glacier) or Schedule 3.1.19-W (in the case of WesterFed), before the date of this Agreement:

               (a) no criminal or administrative investigations or hearings, before or by any Governmental Entity, or civil, criminal or administrative actions, suits, claims or proceedings, before or by any person (including any Governmental Entity) are pending or, to the knowledge of its Executive Officers, threatened, against it or any of its Subsidiaries (including under the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, or any other fair lending law or other law relating to discrimination); and

               (b) neither it nor any of its Subsidiaries (nor any officer, director, controlling person or property of it or any of its Subsidiaries) is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or of its Subsidiaries, and neither it nor any of its Subsidiaries has been advised by any such

                      Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

        3.1.20 TAXES.

               (a) For purposes of this Subsection, "Tax" includes any tax or similar governmental charge, impost, or levy (including income taxes, franchise taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, minimum taxes, or windfall profits taxes), together with any related liabilities, penalties, fines, additions to tax, or interest, imposed by the United States or any state, county, provincial, local or foreign government or subdivision or agency of the United States.

               (b) All Tax returns, including all information returns, it and its Subsidiaries are required to file have been timely filed or requests for extensions have been timely filed. If any extensions were filed, they have been or will be granted by Closing and will not have expired prior to Closing. All filed returns are complete and accurate in all material respects.

               (c)    Except as disclosed in its most recent Financial
                      Statements:

                      (1) all Taxes attributable to it or any of its Subsidiaries that were due or payable (without regard to whether such taxes have been assessed) as of the date of its most recent Financial Statements have been paid in full or have been adequately provided for in such Financial Statements in accordance with GAAP;

                      (2) adequate provision in accordance with GAAP has been made in its most recent Financial Statements relating to all Taxes for the periods covered by such Financial Statements that were not yet due and payable as of the date thereof, regardless of whether the liability for such Taxes is disputed;

                      (3) as of the date of this Agreement and except as disclosed in its Financial Statements, there is no outstanding audit examination, deficiency, refund, litigation or outstanding waiver or agreement extending the applicable statute of limitations for the assessment or collection of any Taxes for any period with respect to any Taxes of it or its Subsidiaries;

                      (4) all Taxes with respect to completed and settled examinations or concluded litigation relating to it or any of its Subsidiaries have been paid in full or have been adequately provided for in its most recent Financial Statements (in accordance with GAAP);

                      (5) neither it nor any of its Subsidiaries is a party to a Tax sharing or similar agreement or any agreement under which it or any of its Subsidiaries has indemnified any party (other than it or one of its Subsidiaries) with respect to Taxes; and

                      (6) proper and accurate amounts have been (or will be) withheld from all employees (and timely paid to the appropriate Governmental Entity or set aside in an account for these purposes) for all periods prior to the Effective Date in compliance with all Tax withholding provisions of applicable federal, state, local and foreign laws (including income, social security and employment tax withholding for all types of compensation).

        3.1.21 INSURANCE. It and each of its Subsidiaries maintain insurance with insurers which in its best judgment are sound and reputable, on their respective assets, and upon their respective businesses and operations, against loss or damage, risks, hazards and liabilities as in their judgment they deem appropriate. It and its Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound, and also maintain directors' and officers' liability policies with coverage levels consistent with their best judgment. All material claims and notices under all policies of insurance maintained by it and its Subsidiaries have been filed in due and timely fashion. All directors' and officers' liability insurance policies and other insurance policies maintained by it or its Subsidiaries are listed in Schedule 3.1.21-G (in the case of Glacier) or in Schedule 3.1.21-W (in the case of WesterFed).

        3.1.22 LABOR MATTERS. Neither it nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with any labor union or labor organization. Neither it nor any of its Subsidiaries is the subject of any proceeding: (1) asserting that it or any of its Subsidiaries has committed an unfair labor practice or (2) seeking to compel it or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment. No strike involving it or any of its Subsidiaries is pending or, to the knowledge of its Executive Officers, threatened. Its Executive Officers are not aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

        3.1.23 EMPLOYEE BENEFITS.

               (a) For purposes of this Agreement, "Plan" or "Plans", individually or collectively, means any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, ("ERISA"), as amended, maintained by it or any of its Subsidiaries, as the case may be. No Plan is a multi employer plan within the meaning of Section 3(37) of ERISA, other than the Financial Institutions Retirement Fund Plan (the "FIRF Plan") sponsored by WesterFed and its Subsidiaries.

               (b) A list, as of the date of this Agreement, of (1) all Plans, stock purchase plans, restricted stock and stock option plans, and other deferred compensation arrangements, (2) all other material employee benefit plans that cover employees or former employees of it and its Subsidiaries (its "Compensation Plans") is set forth in Schedule 3.1.23(b)-G (in the case of Glacier) or
                      Schedule 3.1.23(b)-W (in the case of WesterFed). True and complete copies of the Compensation Plans (and, as applicable, copies of summary plan descriptions, annual reports on Form 5500, actuarial reports and reports under Financial Accounting Standards Board Statement No. 106 relating to such Compensation Plans) covering current or former employees or directors of it or its Subsidiaries (its "Employees"), including Plans and related amendments, have been made available to the other party.

               (c) Each of its Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under IRC Section 401(a) ("Qualified Plans") has been determined by the Internal Revenue Service to qualify under IRC Section 401(a), or an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of the applicable remedial amendment period under IRC Section 401(b), and, to the knowledge of its Executive Officers, there exist no circumstances likely to materially adversely affect the qualified status of any such Qualified Plan. All such Qualified Plans established or maintained by it or any of its Subsidiaries or to which it or any of its Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable IRC requirements (including qualification and non-discrimination requirements in effect as of the Effective Time) for obtaining the Tax benefits the IRC thereupon permits with respect to such Qualified Plans. All accrued contributions and other payments required to be made by it or any of its Subsidiaries have been made or reserves adequate for such purposes as of such date have been set aside therefor and reflected in its Financial Statements. Neither it nor any of its Subsidiaries is in material default in performing any of its respective contractual obligations under any of Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

               (d) Under each Qualified Plan that is a defined benefit plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

               (e) There is no pending or, to the knowledge of its Executive Officers, threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the Plans (or with respect to the administration of any of the such Plans) now or heretofore maintained by it or any of its Subsidiaries which allege violations of applicable state or federal law which are reasonably likely to result in a liability on the part of it or any of its Subsidiaries or any such Plan.

               (f) It and its Subsidiaries and all other persons having fiduciary or other responsibilities or duties with respect to any Plan are and have since the inception of each such Plan been in substantial compliance with, and each such Plan is and has been operated in all material respects in accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") and the Internal Revenue Service under ERISA, the IRC or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any Qualified Plan. Neither it, any Subsidiary nor any Plan has incurred or is reasonably likely to incur any liability for any "prohibited transactions" (as defined in Section 406 of ERISA or IRC Section 4975(c)), or any material liability under Section 601 of ERISA or IRC Section 4980B.

               (g) It and its Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Plan with the Internal Revenue Service, the PBGC, the Department of Labor, and as prescribed by the IRC or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions in any such filing which would be material to its financial condition on a consolidated basis. Notwithstanding the foregoing, no representation is made with respect to filings by a third party insurance company.

               (h) Except as disclosed in its Financial Statements, neither it nor its Subsidiaries have any obligations for retiree health and life benefits.

               (i) No restrictions exist on the rights of it or its Subsidiaries to amend or terminate any Plan without incurring liability under the Plan in addition to normal liabilities for benefits, except no amendment will be permitted to alter the vested rights and benefits of participants and termination will result in all participant benefits becoming fully vested.

               (j) Except as disclosed in its Financial Statements or as provided in a Schedule to this Agreement, the transactions contemplated by this Agreement and the Stock Option Agreement will not result in: (1) vesting, acceleration, or increase of any amounts payable under any Compensation Plan, (2) any material increase in benefits under any Compensation Plan or (3) payment of any severance or similar compensation under any Compensation Plan.

        3.1.24 ENVIRONMENTAL MATTERS.

               (a) For purposes of this Subsection 3.1.24, the following definitions apply:

                      (1)    "Subject Property" with respect to a party means
                             (i) all real property at which the businesses of it or its Subsidiaries have been conducted, and any property where under any Environmental Law it or any of its Subsidiaries is deemed to be the owner or operator of the property; (ii) any facility in which it or its Subsidiaries participates in the management, including participating in the management of the owner or operator of the property; and (iii) all other real property that, for purposes of any Environmental Law, it or any of its Subsidiaries otherwise could be deemed to be an owner or operator of or as otherwise having control over.

                      (2) "Environmental Laws" means any federal, state, local or foreign law, regulation, agency policy, order, decree, judgment, judicial opinion, or any agreement with any Governmental Entity, presently in effect or subsequently adopted relating to: (i) the manufacture, generation, transport, use, treatment, storage, recycling, disposal, release, threatened release or presence of Hazardous Substances, or (ii) the preservation, restoration or protection of the environment, natural resources or human health.

                      (3) "Hazardous Substances" means any hazardous or toxic substance, material or waste that is regulated by any local governmental authority, any state government or the United States Government, including any material or substance that is (a) defined as a "hazardous substance" in 42 USC
                             Section 9601(14), (b) defined as a "pollutant or contaminant" in 42 USC Section 9604(a)(2), or (c) defined as a "hazardous waste" in 42 USC Section 6903(5).

               (b) It and each of its Subsidiaries and the Subject Property are, and have been, in compliance with all applicable Environmental Laws, and no circumstances exist that with the passage of time or the giving of notice would be reasonably likely to result in noncompliance with such Environmental Laws.

               (c) None of the following, and no reasonable basis for any of the following, exists: pending or threatened claims, actions, investigations, notices of non-compliance, information requests or notices of potential responsibility or proceedings involving it or any of its Subsidiaries or any Subject Property, relating to:

                      (1) an asserted liability of it or any of its Subsidiaries or any prior owner, occupier or user of Subject Property under any applicable Environmental Law or the terms and conditions of any permit, license, authority, settlement, agreement, decree or other obligation arising under any applicable Environmental Law;

                      (2) the handling, storage, use, transportation, removal or disposal of Hazardous Substances;

                      (3) the actual or threatened discharge, release or emission of Hazardous Substances from, on or under or within Subject Property into the air, water, surface water, ground water, land surface or subsurface strata; or

                      (4) personal injuries or damage to property related to or arising out of exposure to Hazardous Substances.

               (d) No storage tanks underground or otherwise are present on the Subject Property or, if present, none of such tanks are leaking and each of them is in full compliance with all applicable Environmental Laws. With respect to any Subject Property, it and its Subsidiaries do not own, possess or control any PCBs, PCB-contaminated fluids, wastes or equipment, or any asbestos or asbestos-containing material which is dangerous to the health of human beings. No Hazardous Substances have been used, handled, stored, discharged, released or emitted, or are threatened to be discharged, released or emitted, at or on any Subject Property, except for those types and quantities of Hazardous Substances typically used in an office environment and that have not created conditions requiring remediation by it or any of its Subsidiaries under any applicable Environmental Law.

               (e) Except for the investigation or monitoring by the Environmental Protection Agency or similar state agencies in the ordinary course, no part of the Subject Property has been or is scheduled for investigation or monitoring under any applicable Environmental Law.

3.2     EXCEPTIONS TO REPRESENTATIONS.

        3.2.1 DISCLOSURE OF EXCEPTIONS. Each exception set forth in a Schedule is disclosed only for purposes of the representations referenced in that exception; but the following conditions apply:

               (a) no exception is required to be set forth in a Schedule if its absence would not result in the related representation or warranty being found untrue or incorrect under the standard established by Subsection 3.2.2; and

               (b) the mere inclusion of an exception in a Schedule is not an admission by a party that such exception represents a material fact, material set of facts, or material event or would result in a Material Adverse Effect with respect to that party.

        3.2.2 NATURE OF EXCEPTIONS. No representation contained in Section 3.1 will be found untrue or incorrect and no party to this Agreement will have breached a representation or warranty due to the following: the existence of any fact, set of facts, or event, if the fact or event individually or taken together with other facts or events would not, or, in the case of Subsection 3.1.19, is not reasonably likely to, have a Material Adverse Effect with respect to such party.

        3.2.3 MATERIAL ADVERSE EFFECT. For purposes of this Agreement, "Material Adverse Effect" with respect to a party means an effect that: (1) is materially adverse to the business, financial condition, results of operations or prospects of a party and its Subsidiaries taken as a whole; (2) significantly and adversely affects the ability of a party to consummate the transactions contemplated by this Agreement by the Termination Date or to perform its material obligations under this Agreement; or (3) enables any persons to prevent the consummation by the Termination Date of the transactions contemplated by this Agreement. No Material Adverse Effect will be deemed to have occurred on the basis of any effect resulting from actions or omissions of a party taken with the explicit prior consent of the other party to this Agreement.

                                    SECTION 4
                            CONDUCT AND TRANSACTIONS
                                 BEFORE CLOSING

4.1 CONDUCT OF WESTERFED'S BUSINESS BEFORE CLOSING. Before Closing, WesterFed promises as follows:

        4.1.1  AVAILABILITY OF WESTERFED'S BOOKS, RECORDS AND PROPERTIES.

               (a) WesterFed will make its, and cause its Subsidiaries to make their, books, records, properties, contracts and documents available at all reasonable times to Glacier and its counsel, accountants and other representatives. These items will be open for inspection, audit and direct verification of: (1) loan or deposit balances, (2) collateral receipts and (3) any other transactions or documentation Glacier may find reasonably relevant to the Transaction. WesterFed will, and will cause its Subsidiaries to, cooperate fully in any such inspection, audit, or direct verification procedures, and WesterFed will, and will cause its Subsidiaries to, make available all information reasonably required by or on behalf of Glacier.

               (b) At Glacier's request, WesterFed will request any third parties involved in the preparation or review of (1) WesterFed Financial Statements, (2) Subsequent WesterFed Financial Statements, or (3) any audits of WesterFed's operations, loan portfolios or other assets, to disclose to Glacier the work papers or any similar materials related to these items (to the extent permitted by WesterFed's outside auditors).

        4.1.2 ORDINARY AND USUAL COURSE. WesterFed will, and will cause its Subsidiaries to, conduct business only in the ordinary and usual course and, without the prior written consent of Glacier (which consent shall not be unreasonably withheld or delayed with respect to subsections (g), (h) and (j) below), will not, and will not allow its Subsidiaries to, do any of the following:

               (a) effect any stock split or other recapitalization with respect to WesterFed Common Stock or the capital stock of a WesterFed Subsidiary, or issue, pledge, redeem, or encumber in any way any shares of WesterFed's or a WesterFed Subsidiary's capital stock, except shares issued pursuant to the exercise of WesterFed Options; or grant any option or other right to shares of WesterFed's or a WesterFed Subsidiary's capital stock other than pursuant to the Stock Option Agreement or as otherwise provided in an agreement entered into by the parties;

               (b) declare or pay any dividend, or make any other distribution, either directly or indirectly, with respect to WesterFed Common Stock or the capital stock of any WesterFed Subsidiary, other than dividends or distributions from the Bank to WesterFed, and regular quarterly cash dividends on WesterFed Common Stock and a bonus dividend on WesterFed Common Stock in an aggregate amount not to exceed $325,000 to be declared in December, 2000 provided; however, the declaration and payment of the last dividend (not the bonus dividend) by WesterFed prior to the Effective Date shall be coordinated with Glacier in a manner to preclude any loss or duplication of dividends received by the holders of WesterFed Common Stock;

               (c) acquire, sell, transfer, assign, encumber or otherwise dispose of assets or make any commitment with respect to its assets other than in the ordinary and usual course of business;

               (d) solicit or accept deposit accounts of a different type from accounts previously accepted by it or at rates materially in excess of rates previously paid by it, except to reflect changes in prevailing interest rates in the places where it does business, or incur any indebtedness for borrowed funds greater than $10 million (except for borrowings from the Federal Home Loan Bank in the ordinary course of business and consistent with past practices);

               (e) acquire an ownership interest or a leasehold interest in any real property, whether by foreclosure or otherwise, without: (1) making an appropriate environmental evaluation in advance of obtaining the interest and providing the evaluation to Glacier, except no environmental evaluation will be required with respect to one to four family residential property and (2) providing Glacier with at least 30 days' advance written notice before it acquires the interest;

               (f) subject to the exercise of its board of directors' fiduciary duties and on the advice of counsel, enter into or recommend the adoption by WesterFed's shareholders of any agreement involving a possible merger or other business combination or asset sale by WesterFed not involving the Transaction;

               (g) enter into, renew, or terminate any contracts (including real property leases and data or item processing agreements) with or for a term of one-year or more, except for its contracts of deposit and agreements to lend money not otherwise restricted under this Agreement and (1) entered into in the ordinary course of business, (2) consistent with past practices, and (3) providing for not less (in the case of loans) or more (in the case of deposits) than prevailing market rates of interest in the places where it does business;

               (h) enter into or amend any contract (other than contracts for deposits or agreements to lend money not otherwise restricted by this Agreement) calling for a payment by it of more than $100,000, unless the contract may be terminated without cause or penalty upon 30 days notice or less;

               (i) enter into any personal services contract with any person or firm, except contracts, agreements, or arrangements for legal, accounting, investment advisory, or tax services entered into directly to facilitate the Transaction;

               (j) (1) sell any securities, whether held for investment or sale, other than in the ordinary course of business or sell any securities, whether held for investment or sale, even in the ordinary course of business, if the aggregate gain realized from all sales after the date of this Agreement would be more than $100,000 or (2) transfer any investment securities between portfolios of securities available for sale and portfolios of securities to be held to maturity;

               (k) amend its certificate of incorporation, bylaws, or other formation agreements, or convert its charter or form of entity;

               (l) implement or adopt any material changes in its operations, policies, or procedures, including loan loss reserve policies, unless the changes are requested by Glacier or are necessary or advisable, on the advice of legal counsel, to comply with applicable laws, regulations, or regulatory policies;

               (m) implement or adopt any change in its accounting principles, practices or methods, other than as may be required (1) by GAAP, (2) for tax purposes, or (3) to take advantage of any beneficial tax or accounting methods;

               (n) other than in accordance with binding commitments existing on the date of this Agreement, make any capital expenditures for fixed assets in excess of $50,000 per project or related series of projects or $100,000 in the aggregate; or

               (o) enter into any other transaction or make any expenditure other than in the ordinary and usual course of its business and made or entered into in a manner consistent with its well-established practices or as required by this Agreement, except for the expenses to be incurred by it relating to this Agreement and the Transaction, which expenses to Putnam, Lovell and Silver, Freedman & Taff, shall not exceed the amounts set forth in their engagement letters included as attachments to Schedule 3.1.7(a)-W.

        4.1.3 CONDUCT REGARDING REPRESENTATIONS. WesterFed will not do or cause to be done anything that would cause any representation made by it in Section 3.1 to be untrue at Closing, except as consented to in writing by Glacier.

        4.1.4 MAINTENANCE OF PROPERTIES. WesterFed will, and will cause each of its Subsidiaries to, maintain its properties and equipment (and related insurance or its equivalent) in accordance with good business practice.

        4.1.5 PRESERVATION OF BUSINESS ORGANIZATION. WesterFed will, and will cause each of its Subsidiaries to, use all reasonable efforts to:

               (a)    preserve its business organization;

               (b)    retain the services of present employees; and

               (c) preserve the goodwill of suppliers, customers and others with whom it has business relationships.

        4.1.6 SENIOR MANAGEMENT. WesterFed will obtain Glacier's approval before making any change, including hiring of replacements, with respect to present management personnel having the rank of vice-president or higher at WesterFed or the Bank.

        4.1.7 COMPENSATION AND EMPLOYMENT AGREEMENTS. WesterFed will not permit any increase in the current or deferred compensation payable or to become payable by WesterFed or the Bank to any of its directors, officers, employees, agents, or consultants other than normal increments in compensation in accordance with WesterFed's or the Bank's past practices with respect to the timing and amounts of such increments, Christmas bonuses and incentive bonuses for calendar year

               2000. Without the prior written approval of Glacier and except as contemplated in this Agreement, WesterFed will not (and will not permit the Bank to) commit to, execute or deliver any employment agreement with any party not terminable upon two weeks' notice and without expense.

        4.1.8 UPDATE OF FINANCIAL STATEMENTS. WesterFed will promptly deliver its Financial Statements to Glacier. WesterFed will deliver Subsequent WesterFed Financial Statements to Glacier by the earlier of: (1) 5 days after WesterFed has prepared and issued them or (2) 60 days after year-end for year-end statements and 30 days after the end of the quarter for quarterly statements. The Subsequent WesterFed Financial Statements:

               (a) will be prepared from the books and records of WesterFed and its Subsidiaries;

               (b) will present fairly the consolidated financial position and consolidated operating results of WesterFed at the times indicated and for the periods covered;

               (c) will be prepared in accordance with GAAP (except for the absence of notes) and with the regulations promulgated by applicable regulatory authorities, to the extent then applicable, subject to normal year-end adjustments; and

               (d) will reflect all WesterFed's consolidated liabilities, contingent or otherwise, on the respective dates and for the respective periods covered, except for liabilities:
                      (1) not required to be so reflected in accordance with GAAP or (2) not significant in amount.

        4.1.9 NO SOLICITATION. Neither WesterFed nor any of its officers, directors or any other person acting at the direction of WesterFed or the Bank, directly or indirectly, will solicit, encourage, entertain, or facilitate any other proposals or inquiries for an acquisition of the shares or assets of WesterFed or any of its Subsidiaries or enter into discussions concerning any such acquisition, except as WesterFed's board of directors deems necessary to comply with its fiduciary duties to shareholders. Neither WesterFed nor any person acting on its behalf will make available to any person not affiliated with WesterFed or Glacier any information about WesterFed or its Subsidiaries that is not either routinely made available to the public generally or required by law, except as WesterFed's board of directors deems necessary to comply with its fiduciary duties to shareholders.

4.2 CONDUCT OF GLACIER'S BUSINESS BEFORE CLOSING. Before Closing, Glacier promises as follows:

        4.2.1  AVAILABILITY OF GLACIER'S BOOKS, RECORDS AND PROPERTIES.

               (a) Glacier will make its, and cause its Subsidiaries to make their, books, records, properties, contracts and documents available at all reasonable times to WesterFed and its counsel, accountants and other representatives. These items will be open for inspection, audit and direct verification of: (1) loan or deposit balances, (2) collateral receipts and (3) any other transactions or documentation WesterFed may find reasonably relevant to the Transaction. Glacier will, and will cause its Subsidiaries to, cooperate fully in any such inspection, audit, or direct verification procedures, and Glacier will, and will cause its Subsidiaries to, make available all information reasonably required by or on behalf of WesterFed.

               (b) At WesterFed's request, Glacier will request any third parties involved in the preparation or review of (1) Glacier Financial Statements, (2) Subsequent Glacier Financial Statements, or (3) any audits of Glacier's operations, loan portfolios or other assets, to disclose to WesterFed the work papers or any similar materials related to these items (to the extent permitted by Glacier's outside auditors).

        4.2.2  CERTAIN PROHIBITED ACTIVITIES.

               (a) Glacier shall not declare or pay any cash dividend, or make any other cash distribution, with respect to Glacier Common Stock, other than its regular quarterly dividend in an amount not to exceed $0.15 per share and special dividends consistent with past practice, in an amount not to exceed $0.05 per share; and

               (b) neither Glacier nor any of its Subsidiaries will acquire any assets (including the capital stock of, or ownership interest in, another entity) outside the ordinary course of business, except that Glacier and/or its financial institution Subsidiaries may acquire the assets and liabilities of or capital stock of one or more financial institutions so long as the deposit liabilities acquired or assumed in all such transactions do not exceed $200 million in the aggregate; provided the foregoing shall not apply to the purchase of branches, deposits and associated loan assets from Wells Fargo and First Security Bank, N.A. on terms and conditions consistent with those previously disclosed by Glacier to WesterFed.

        4.2.3 CONDUCT REGARDING REPRESENTATIONS. Glacier will not do or cause to be done anything that would cause any representation made by it in Section 3.1 to be untrue at Closing, except as consented to in writing by WesterFed.

        4.2.4 MAINTENANCE OF PROPERTIES. Glacier will, and shall cause each of its Subsidiaries to, maintain its properties and equipment (and related insurance or its equivalent) in accordance with good business practice.

        4.2.5 PRESERVATION OF BUSINESS ORGANIZATION. Glacier will, and shall cause each of its Subsidiaries to, use all reasonable efforts to:

               (a)    preserve its business organization;

               (b)    retain the services of present employees; and

               (c) preserve the goodwill of suppliers, customers and others with whom it has business relationships.

        4.2.6 UPDATE OF FINANCIAL STATEMENTS. Glacier will promptly deliver its Financial Statements to WesterFed. Glacier will deliver Subsequent Glacier Financial Statements to WesterFed by the earlier of: (1) 5 days after WesterFed has prepared and issued them or (2) 60 days after year-end for year-end statements and 30 days after the end of the quarter for quarterly statements. The Subsequent Glacier Financial Statements:

               (a) will be prepared from the books and records of Glacier and its Subsidiaries;

               (b) will present fairly the consolidated financial position and consolidated operating results of Glacier at the times indicated and for the periods covered;

               (c) will be prepared in accordance with GAAP (except for the absence of notes) and with the regulations promulgated by applicable regulatory authorities, to the extent then applicable, subject to normal year-end adjustments; and

               (d) will reflect all Glacier's consolidated liabilities, contingent or otherwise, on the respective dates and for the respective periods covered, except for liabilities:
                      (1) not required to be so reflected in accordance with GAAP or (2) not significant in amount.

4.3     REGISTRATION STATEMENT.

        4.3.1  PREPARATION OF REGISTRATION STATEMENT.

               (a) A Registration Statement on Form S-4 ("Registration Statement") will be filed by Glacier with the SEC under the Securities Act for registration of the shares of Glacier Common Stock to be issued in the Transaction, and the parties will prepare a related prospectus/proxy statement ("Prospectus/Proxy Statement") to be mailed together with any amendments and supplements to shareholders of Glacier and WesterFed.

               (b) The parties will cooperate with each other in preparing the Registration Statement and Prospectus/Proxy Statement, and will use their best efforts to: (1) file the Registration Statement with the SEC within 45 days following the date of this Agreement, and (2) obtain the clearance of the SEC, any appropriate state securities regulators and any other required regulatory approvals, to issue the Prospectus/Proxy Statement.

               (c) Nothing will be included in the Registration Statement or the Prospectus/Proxy Statement or any proxy solicitation materials with respect to any party to this Agreement or its Subsidiaries unless approved by that party, which approval will not be unreasonably withheld.

               (d) Glacier will pay all costs associated with the preparation by Glacier's counsel and the filing of the Registration Statement and the Prospectus/Proxy Statement. WesterFed will pay all costs associated with the review and preparation by WesterFed's counsel of the Registration Statement and the Prospectus/Proxy Statement. Glacier and WesterFed will each pay the costs associated with the printing and mailing of the Prospectus/Proxy Statement to its shareholders and any other direct costs incurred by it in connection with the Prospectus/Proxy Statement.

        4.3.2  SUBMISSION TO SHAREHOLDERS.

               (a) Glacier and WesterFed will submit the Prospectus/Proxy Statement to, and will use their best efforts in good faith to obtain the prompt approval of the Prospectus/Proxy Statement by, all applicable regulatory authorities. The parties will provide each other with copies of such submissions for review.

               (b) Glacier and WesterFed will each promptly take the actions necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a shareholders' meeting to consider the adoption of this Agreement and to authorize the transactions contemplated by this Agreement. This shareholders' meetings will be held on the earliest practical date after the date the Prospectus/Proxy Statement may first be sent to shareholders of Glacier and WesterFed without objection by applicable Governmental Entities; but each party will have at least 20 calendar days to solicit proxies. Except as otherwise deemed necessary by its board of directors to comply with its fiduciary duties to shareholders, Glacier's and WesterFed's boards of directors will recommend adoption of this Agreement to their respective shareholders.

4.4 AFFILIATE LIST. Certain persons may be deemed "affiliates" of WesterFed under Securities Act Rule 145. Within 30 days following the date of this Agreement, WesterFed will deliver to Glacier, after consultation with legal counsel, a list of names and addresses of WesterFed's "affiliates" with respect to the Transaction within the meaning of Rule 145. By the Effective Date, WesterFed will use its best efforts to deliver, or cause to be delivered, to Glacier a letter from each of these "affiliates," and any additional person who becomes an "affiliate" before the Effective Date and after the date of the list, dated as of the date of its delivery and in the form attached as Exhibit C.

4.5 SUBMISSION TO REGULATORY AUTHORITIES. Representatives of Glacier, at Glacier's expense, will prepare and file with applicable regulatory agencies, applications for approvals, waivers or other actions their counsel finds necessary or desirable in order to consummate the Transaction. Glacier will provide copies of these applications for

        WesterFed's review. These applications and filings are expected to include an application to the Federal Reserve Board.

4.6 ANNOUNCEMENTS. The parties will cooperate and consult with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or the Transaction, unless otherwise required by law in the reasonable opinion of such party's counsel.

4.7 CONSENTS. Glacier and WesterFed will use their best efforts to obtain the consent or approval of any person, organization or other entity (including any applicable Governmental Entity) whose consent or approval is required in order to consummate the Transaction.

4.8 FURTHER ACTIONS. Glacier and WesterFed, respectively, in the name and on behalf of those respective parties, will use their best efforts in good faith to make all such arrangements, do or cause to be done all such acts and things, and execute and deliver all such certificates and other instruments and documents as may be reasonably necessary or appropriate in order to consummate the Transaction as promptly as practicable.

4.9 NOTICE. Glacier and WesterFed will each provide the other with prompt written notice of the following:

               (a) any events, individually or in the aggregate, that could have a Material Adverse Effect with respect to the notifying party; or

               (b) the commencement of any proceeding against the notifying party, or any of its Subsidiaries or affiliates, by or before any court or governmental agency that, individually or in the aggregate, might have a Material Adverse Effect with respect to the notifying party.

4.10 CONFIDENTIALITY. Glacier and WesterFed each will hold in confidence all nonpublic information obtained from the other in connection with the Transaction, other than information that: (1) is required by law to be disclosed; (2) is otherwise available on a nonconfidential basis; (3) has become public without fault of the disclosing party; or (4) is necessary to the defense of one of the parties in a legal or administrative action brought against that party by the other party. If the Transaction is not completed, Glacier and WesterFed will: (1) each return to the other all confidential documents obtained by it from such other party and (2) not use or disclose any nonpublic information obtained under this Agreement or in connection with the Transaction or the nature or extent of any negotiations between the parties.

4.11 NASDAQ LISTING. Glacier agrees to use its reasonable best efforts to list, prior to the Effective Date, on the Nasdaq National Market, subject to official notice of issuance, the shares of Glacier Common Stock to be issued to the holders of WesterFed Common Stock in the Merger, and the shares of Glacier Common Stock to be issued upon the exercise of Assumed Options.

4.12 REGISTRATION OF ASSUMED OPTION SHARES. As soon as practicable after the Effective Date, Glacier shall file an appropriate registration statement with respect to the shares of Glacier Common Stock subject to Assumed Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

4.13 CERTAIN POLICIES. After all conditions to the consummation of the Merger set forth in Section 5 have been satisfied or waived, WesterFed and the Bank will, consistent with GAAP and methodology agreed upon by the parties, modify its loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Glacier.

                                    SECTION 5
                            APPROVALS AND CONDITIONS

5.1 REQUIRED APPROVALS. The obligations of the parties to this Agreement are subject to the approval of this Agreement and the Transaction by all appropriate regulatory agencies having jurisdiction with respect to the Transaction.

5.2 CONDITIONS TO GLACIER'S OBLIGATIONS. All of Glacier's obligations under this Agreement are subject to satisfaction (or waiver by Glacier) of the following conditions at or before Closing:

        5.2.1 REPRESENTATIONS. WesterFed's representations in this Agreement and in any certificate or other instrument delivered in connection with this Agreement are true and correct in all material respects at Closing (except to the extent that they expressly relate to an earlier date, in which case they are true in all material respects as of that earlier date). These representations have the same force and effect as if they had been made at Closing. WesterFed has delivered to Glacier its certificate, executed by a duly authorized officer of WesterFed and dated as of Closing, stating that these representations comply with this Subsection 5.2.1.

        5.2.2 COMPLIANCE. WesterFed has performed and complied with all material terms, covenants and conditions of this Agreement. WesterFed's certificate referred to in Subsection 5.2.1 states that the conditions identified in this Subsection 5.2.2 are satisfied.

        5.2.3 NO MATERIAL ADVERSE EFFECT. No damage, destruction, or loss (whether or not covered by insurance) or other event or sequence of events has occurred which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to WesterFed. WesterFed's certificate referred to in Subsection 5.2.1 states that the conditions identified in this Subsection 5.2.3 are satisfied.

        5.2.4 NO GOVERNMENTAL PROCEEDINGS. No action or proceeding has been commenced or threatened by any governmental agency to restrain or prohibit or invalidate the Transaction.

        5.2.5 ACTION. The shareholders of Glacier and WesterFed, respectively, have each adopted this Agreement.

        5.2.6 TAX OPINION. Glacier, at Glacier's expense, has obtained from Graham & Dunn, P.C. an opinion to the effect that, the Transaction will qualify as a reorganization within the meaning of IRC Section 368(a)(1)(A) and that each of Glacier and WesterFed will be a "party to a reorganization" within the meaning of Section 368(b).

        5.2.7 REGISTRATION STATEMENT. The Registration Statement, as described in Section 4.3 and as it may have been amended, has become effective, and no stop order suspending the effectiveness of such Registration Statement has been issued or remains in effect, and no proceedings for that purpose have been initiated or threatened by the SEC the basis for which still exists.

        5.2.8  CONSENTS. WesterFed has obtained the consents as indicated in
               Schedule 3.1.13(b)-W, but only to the extent that the absence of one or more consents is reasonably likely to result in a Material Adverse Effect to Glacier.

        5.2.9 SOLICITATION OF EMPLOYEES. Neither any member of WesterFed's board of directors nor any entity with which any such director is affiliated has solicited any employee of WesterFed, Glacier or any of their respective Subsidiaries with the intention of causing the employee to terminate his or her employment with WesterFed, Glacier or any of their respective Subsidiaries, as the case may be.

        5.2.10 DIRECTOR APPOINTMENT. Effective as of Closing, WesterFed has appointed Michael J. Blodnick and William L. Bouchee to serve on the Bank's board of directors.

        5.2.11 OTHER MATTERS. Glacier has received any other opinions, certificates, and documents that Glacier reasonably requests in connection with this Agreement and the Transaction.

        5.2.12 FAIRNESS OPINIONS.

               (a) WesterFed has received from Putnam Lovell, an updated fairness opinion at WesterFed's expense, dated as of or immediately before WesterFed mails the Prospectus/Proxy Statement to its shareholders, to the effect that the Merger Consideration is fair to the shareholders of WesterFed from a financial point of view, and a copy of such updated opinion has been supplied to Glacier. Glacier will provide WesterFed's investment advisor with any information reasonably requested for the purpose of issuing a fairness opinion.

               (b) Glacier has received from Davidson an updated fairness opinion at Glacier's expense, dated as of or immediately before Glacier mails the Prospectus/Proxy Statement to its shareholders, to the effect that the Merger Consideration to be paid by Glacier in connection with the Merger is fair to the shareholders of Glacier from a financial point of view. WesterFed will provide Glacier's investment advisor with any information reasonably requested for the purpose of issuing a fairness opinion.

5.3 CONDITIONS TO WESTERFED'S OBLIGATIONS. All of WesterFed's obligations under this Agreement are subject to satisfaction (or waiver by WesterFed) of the following conditions at or before Closing:

        5.3.1 REPRESENTATIONS. Glacier's representations and warranties in this Agreement and in any certificate or other instrument delivered in connection with this Agreement are true and correct in all material respects at Closing (except to the extent that they expressly relate to an earlier date, in which case they are true in all material respects as of that earlier date). These representations and warranties have the same force and effect as if they had been made at Closing. Glacier has delivered to WesterFed its certificate, executed by a duly authorized officer of Glacier and dated as of Closing, stating that these representations and warranties comply with this Subsection 5.3.1.

        5.3.2 COMPLIANCE. Glacier has performed and complied in all material respects with all terms, covenants and conditions of this Agreement. Glacier's certificate referred to in Subsection 5.3.1 states that the conditions identified in this Subsection 5.3.2 are satisfied.

        5.3.3 NO MATERIAL ADVERSE EFFECT. No damage, destruction, loss or other event or sequence of events has occurred which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to Glacier. Glacier's certificate referred to in Subsection 5.3.1 states that the conditions identified in this Subsection 5.3.3 are satisfied.

        5.3.4 NO GOVERNMENTAL PROCEEDINGS. No action or proceeding has been commenced or threatened by any governmental agency to restrain, prohibit or invalidate the Transaction.

        5.3.5 SHAREHOLDER ACTION. The shareholders of Glacier and WesterFed, respectively, have each adopted this Agreement.

        5.3.6 TAX OPINION. WesterFed has, at WesterFed's expense, obtained from Silver, Freedman & Taff, L.L.P., an opinion to the effect that the Transaction will qualify as a reorganization within the meaning of IRC Section 368(a)(1)(A) and that each of Glacier and WesterFed will be a "party to a reorganization" within the meaning of Section 368(b).

        5.3.7 REGISTRATION STATEMENT. The Registration Statement described in Subsection 4.3 and as it may have been amended, has become effective, and no stop order suspending the effectiveness of such Registration Statement has been issued or remains in effect, and no proceedings for that purpose have been initiated or threatened by the SEC the basis for which still exists.

        5.3.8 DIRECTOR APPOINTMENT. Effective as of Closing, Glacier has appointed Ralph K. Holliday to serve on Glacier's board of directors.

        5.3.9 NASDAQ LISTING. The shares of Glacier Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

        5.3.10 FAIRNESS OPINION.

               (a) WesterFed has received from Putnam Lovell an updated fairness opinion at WesterFed's expense, dated as of or immediately before WesterFed mails the Prospectus/Proxy statement to its shareholders, to the effect that the Merger Consideration is fair to the shareholders of WesterFed from a financial point of view. Glacier will provide WesterFed's investment advisor with any information reasonably requested for the purpose of issuing a fairness opinion.

               (b) Glacier has received from Davidson an updated fairness opinion at Glacier's expense, dated as of or immediately before Glacier mails the Prospectus/Proxy Statement to its shareholders, to the effect that the Merger Consideration to be paid by Glacier in connection with the Merger is fair to the shareholders of Glacier from a financial point of view, and a copy of such updated opinion has been supplied to WesterFed. WesterFed will provide Glacier's investment advisor with any information reasonably requested for the purpose of issuing a fairness opinion.

                                    SECTION 6
                        DIRECTORS, OFFICERS AND EMPLOYEES

6.1 DIRECTORS. As a condition to the execution of this Agreement, each member of WesterFed's (other than David W. Jorgenson) and Glacier's boards of directors has entered into the written agreement described in Recital F with Glacier and WesterFed on or before the date of this Agreement.

6.2 EMPLOYMENT AGREEMENTS. As a condition to the execution of this Agreement, Glacier has entered into employment agreements, effective as of the Effective Date, with Ralph K. Holliday, WesterFed's and the Bank's current President and Chief Executive Officer; James A. Salisbury, WesterFed's and the Bank's Executive Vice President and Chief Financial Officer; Marcia Johnson, the Bank's current Senior Vice President - Central Operations Manager; Barry Johnston, the Bank's current Senior Vice President - Credit Administration and John Cromwell, the Bank's current Senior Vice President - Human Resources. As part of these employment agreements, all such individuals will, as of the Effective Date, waive all rights they may have under any previous employment or change in control agreements with WesterFed and/or the Bank.

6.3 EMPLOYEES. Employees of WesterFed and its Subsidiaries who remain employed after the Effective Date will be eligible to participate in all of the benefit, welfare, bonus, incentive, stock, and similar plans of Glacier and its Subsidiaries that are generally available to similarly situated employees of Glacier and/or its Subsidiaries in accordance with and subject to the terms and provisions of such plans, with credit for years of service with WesterFed and its Subsidiaries (including service with any entity acquired by WesterFed or the Bank) for the purpose of determining eligibility for participation, vesting and accrual of benefits (including vacation time and sick pay, but not for the purpose of accrual of benefits under any qualified defined benefit plan of Glacier or any of its Subsidiaries). Contributions to (and accrual of benefits, to the extent applicable, if any) under plans of Glacier and its Subsidiaries on behalf of continuing employees of WesterFed and its Subsidiaries shall only relate to compensation earned by such employees after the Effective Date subject to the terms and provisions of such plans. Glacier shall use commercially reasonable efforts to cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the corresponding WesterFed health plan) and eligibility waiting periods under its health plan to be waived with respect to the employees of WesterFed and its Subsidiaries who continue employment after the Effective Date and their eligible dependents. To the extent that any employee of WesterFed or its Subsidiaries continues employment after the Effective Date and he or she has satisfied in whole or in part any annual deductible under the WesterFed health plan, or has paid any out-of-pocket expenses pursuant to the WesterFed health plan co-insurance provisions, such amount shall be counted toward the satisfaction of any applicable deductible or out-of-pocket expense maximum, respectively, under Glacier's health plan.

6.4     INDEMNIFICATION; DIRECTOR AND OFFICER INSURANCE.

        6.4.1 Glacier agrees that from and after the Effective Date until six years following the Effective Date, Glacier will indemnify and hold harmless each present and former director and officer of WesterFed and its Subsidiaries, determined as of the Effective Date (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Date, whether asserted or claimed prior to, at or after the Effective Date, to the fullest extent that WesterFed would have been permitted under Delaware law (or the Bank would have been permitted under federal law, if applicable) and the certificate of incorporation (or charter of the Bank, if applicable) or bylaws of WesterFed or the Bank in effect on the date of this Agreement to indemnify such person (and Glacier will also advance expenses as incurred to the fullest extent permitted under applicable law; provided, that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

        6.4.2 To the extent that Subsection 6.4.1 will not serve to indemnify and hold harmless an Indemnified Party, for a period of six years after the Effective Date, Glacier agrees that it will, subject to the terms set forth herein, indemnify and hold harmless, to the fullest extent permitted under applicable law (and Glacier will also advance expenses as incurred to the fullest extent permitted under applicable law, provided, that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each Indemnified Party against any Costs incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the Transaction. In the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until final disposition of any and all such claims.

        6.4.3 Any Indemnified Party wishing to claim indemnification under Subsection 6.4.1 or 6.4.2, upon learning of any such claim, action, suit, proceeding or investigation, will promptly notify Glacier, but the failure to so notify will not relieve Glacier of any liability it may have to such Indemnified Party if such failure does not materially prejudice Glacier. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date), Glacier will have the right to assume the defense thereof and Glacier will not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Glacier elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Glacier and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Glacier will pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefore are received. If such indemnity is not available with respect to any Indemnified Party, then Glacier and the Indemnified Parties will contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

        6.4.4 For a period of six years from and after the Effective Date, Glacier shall use commercially reasonable efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by WesterFed and its Subsidiaries (provided that Glacier may substitute therefor policies from a financially capable insurer of at least the same coverage and amount containing terms and conditions which are substantially no less advantageous, or in the event such coverage is provided through Glacier's current insurer it may be on terms and conditions (other than coverage and amounts) consistent with Glacier's current coverage), or in lieu thereof Glacier will obtain or permit WesterFed to obtain single limit tail coverage for such period, with respect to claims arising from facts or events which occurred on or before the Effective Date. Following consummation of the Merger, the directors and officers of Glacier and its Subsidiaries (including the Bank) will be covered by the directors' and officers' liability insurance maintained by Glacier and its Subsidiaries.

        6.4.5  The obligations of Glacier provided under Subsections 6.4.1 -
               6.4.4 are intended to be enforceable against Glacier directly by the Indemnified Parties and will be binding on all respective successors and assigns of Glacier.

6.5     EMPLOYEE BENEFIT ISSUES.

        6.5.1 EMPLOYEE STOCK OWNERSHIP PLAN. With respect to WesterFed's Employee Stock Ownership Plan (the "ESOP"), WesterFed will:

               (a) take any action it deems appropriate to amend the ESOP to allocate contributions on a pro-rata basis (based upon existing methodology for allocating annual contributions) through the day next preceding the Effective Date and to eliminate any requirement that a participant must be employed on the last day of the plan year to receive a contribution allocation;

               (b) take any actions necessary to cause the ESOP to be terminated and for the balances in all Accounts (as defined in the ESOP) to become fully vested and nonforfeitable as of the Effective Date;

               (c) use its best efforts to cause the Trustee of the ESOP to make such elections under Section 1.6 of this Agreement with respect to unallocated WesterFed Common Stock as are necessary to obtain cash at least equal to the remaining ESOP indebtedness;

               (d) cause the Trustee to use such cash (and convert unallocated Glacier Common Stock received in the Merger to cash, if applicable), to repay in full all such outstanding ESOP indebtedness as soon as is practicable after the Effective Date;

               (e) take any action it deems appropriate (including amending the ESOP) to cause the shares of Glacier Common Stock received in the Merger and/or any cash remaining in the suspense account maintained under the ESOP, after giving effect to the repayment of ESOP indebtedness referred to in subparagraph (c) above, to be allocated as investment earnings of the ESOP (as of the Effective Date) to the accounts of all ESOP participants who have account balances as of the Effective Date, in proportion to the aggregate value of their respective Stock Accounts and Investment Accounts (as defined in the ESOP) in accordance with the applicable provisions of the ESOP;

               (f) cause the account balances of all ESOP participants to be distributed in a lump sum (or transferred in accordance with Section 401(a)(31) of the IRC) as soon as practicable following the later of (A) the Effective Date or (B) the date of receipt of a favorable determination letter from the Internal Revenue Service regarding the qualified status of the ESOP upon its termination; and

               (g) adopt amendment(s) to the ESOP, in form and substance reasonably satisfactory to Glacier, which includes and provides for the actions described in subparagraphs (b),
                      (c), (d), (e) and (f) above or as may be requested by the Internal Revenue Service in connection with the request for a determination letter (including provisions to comply with applicable tax law changes).

        6.5.2 FIRF PLAN. WesterFed will, and will cause its participating Subsidiaries to, withdraw from the FIRF Plan effective on or before the Effective Date. In addition, WesterFed will, and will cause its participating Subsidiaries to, take all necessary action prior to their withdrawal from the FIRF Plan to amend the benefit formula for their employee participants under the FIRF Plan to eliminate any unfunded liability on the part of WesterFed and its participating Subsidiaries to the FIRF Plan, or if the unfunded liability cannot be eliminated, to minimize the amount of the unfunded liability, in each case, to the extent permitted by the FIRF Plan, ERISA, the IRC or any other applicable law.

        6.5.3 TERMINATION AND TRANSFER/MERGER OF PLANS. As soon as practicable after Effective Date, all other employee benefit plans of WesterFed and its Subsidiaries will be terminated and the interests of continuing employees in those plans will be transferred or merged into Glacier's employee benefit plans.

        6.5.4 NO CONTRACT CREATED. Nothing in this Agreement gives any employee of WesterFed or its Subsidiaries a right to continuing employment.

                                    SECTION 7
                          TERMINATION OF AGREEMENT AND
                           ABANDONMENT OF TRANSACTION

7.1 TERMINATION BY REASON OF LAPSE OF TIME. If Closing does not occur before the Termination Date, either Glacier or WesterFed may terminate this Agreement and the Transaction if all of the following conditions are present:

        (a) the terminating party's board of directors decides to terminate by a majority vote of its members;

        (b) the terminating party delivers to the other party written notice that its board of directors has voted in favor of termination; and

        (c) the failure to consummate the Transaction by the Termination Date is not due to a breach by the party seeking termination of any of its obligations, covenants, or representations in this Agreement.

7.2 OTHER GROUNDS FOR TERMINATION. This Agreement and the Transaction may be terminated at any time before Closing (whether before or after applicable approval of this Agreement by the shareholders of the parties, unless otherwise provided) as follows:

        7.2.1 MUTUAL CONSENT. By mutual consent of WesterFed and Glacier, if the boards of directors of each party agrees to terminate by a majority vote of its members.

        7.2.2 WESTERFED'S CONDITIONS NOT MET. By Glacier's board of directors if, by June 30, 2001, any condition set forth in Section 5.1 or
               5.2 has not been satisfied

               (or at any time following the failure of the shareholders of either party to adopt this Agreement at a duly convened meeting held to vote on the adoption of this Agreement).

        7.2.3 GLACIER'S CONDITIONS NOT MET. By WesterFed's board of directors if, by June 30, 2001, any condition set forth in Section 5.1 or
               5.3 has not been satisfied (or at any time following the failure of the shareholders of either party to adopt this Agreement at a duly convened meeting held to vote on the adoption of this Agreement).

        7.2.4 WESTERFED FAILS TO RECOMMEND SHAREHOLDER APPROVAL. By Glacier's board of directors before WesterFed's shareholders adopt this Agreement, if WesterFed's board of directors: (a) fails to recommend to its shareholders the adoption of this Agreement or
               (b) modifies, withdraws or changes in a manner adverse to Glacier its recommendation to shareholders to adopt this Agreement.

        7.2.5 GLACIER FAILS TO RECOMMEND SHAREHOLDER APPROVAL. By WesterFed's board of directors before Glacier's shareholders adopt this Agreement, if Glacier's board of directors: (a) fails to recommend to its shareholders the adoption of this Agreement or
               (b) modifies, withdraws or changes in a manner adverse to WesterFed its recommendation to shareholders to adopt this Agreement.

        7.2.6 IMPRACTICABILITY. By either Glacier or WesterFed, upon written notice given to the other party, if the board of directors of the party seeking termination under this Subsection 7.2.6 has determined in its sole judgment, made in good faith and after due consideration and consultation with counsel, that the Transaction has become inadvisable or impracticable by reason of the institution of litigation by the federal government or the government of any state to restrain or invalidate the Transaction or this Agreement.

        7.2.7 AVERAGE CLOSING PRICE LESS THAN $9.00. By WesterFed, if its board of directors so determines by an affirmative vote of the majority of its members, if the Average Closing Price is less than $9.00. If WesterFed elects to exercise its termination right pursuant to the preceding sentence, the following provisions will apply:

               (a) WesterFed will give written notice of its election to Glacier no later than the end of the third Business Day following the Determination Date. A "Business Day" means a calendar day other than a Saturday, Sunday or any other day that is a day on which banking institutions in Montana are authorized or obligated by law or executive order to close.

               (b) Within ten Business Days following the Determination Date, Glacier may elect by written notice to WesterFed to increase the Merger Consideration to be received by the holder of each share of WesterFed Common Stock as provided in Subsection 1.4.1(g)(3).

               (c) If Glacier elects to increase the Merger Consideration, it may do so in a combination of additional cash or additional shares of Glacier Common Stock, notwithstanding any election made pursuant to Section 1.6, provided that (notwithstanding any other provision of this Agreement) in no event will less than 45% of the total value of the Merger Consideration be paid in Glacier Common Stock based upon the per share closing price of Glacier Common Stock on the Effective Date, or if the Effective Date is not a trading day, then the closing price on the most recent trading day prior to the Effective Date calculated as if all Dissenting Shares received the Cash Distribution.

               (d)    If Glacier makes the election contemplated by paragraphs
                      (b) and (c) above, by giving timely written notice to WesterFed, no termination will occur pursuant to this Subsection 7.2.7 and this Agreement will remain in effect according to its terms (except as the Merger Consideration has been supplemented).

        7.2.8 AVERAGE CLOSING PRICE LESS THAN $7.50. By Glacier, if its board of directors so determines by an affirmative vote of the majority of its members of the Average Closing Price is less than or equal to $7.50.

7.3     GLACIER LIQUIDATED DAMAGES.

        7.3.1 PAYMENT OF LIQUIDATED DAMAGES. Due to expenses, direct and indirect, incurred by WesterFed in negotiating and executing this Agreement and in taking steps to effect the Transaction, and the loss by it of other opportunities, Glacier will pay to WesterFed $3.5 million if (1) after a Triggering Event the shareholders of Glacier fail to adopt this Agreement or (2) WesterFed terminates this Agreement under Subsection 7.2.5. The foregoing amount represents agreed upon liquidated damages and will be payable on WesterFed's demand and must be paid by Glacier within three (3) Business Days after the date WesterFed makes the demand. However, if demand and payment is made pursuant to this subsection 7.3.1, then WesterFed will have no other rights or claims against Glacier under this Agreement, it being agreed that acceptance of liquidated damages under this subsection 7.3.1 by WesterFed will constitute its sole and exclusive remedy against Glacier.

        7.3.2 LIMITATION ON PAYMENT OF LIQUIDATED DAMAGES. No liquidated damages shall be payable pursuant to Subsection 7.3.1 if (i) Glacier terminates, or has the right to terminate, this Agreement pursuant to Subsection 7.2.2 (solely on account of the willful breach of WesterFed) or Section 7.2.4; or (ii) if at the WesterFed Meeting, the WesterFed shareholders fail to adopt this Agreement.

        7.3.3 DEFINITIONS. For purposes of this Agreement, the following terms will have the meanings set forth below:

               (a) "Acquisition Proposal" means a proposal to engage in any of the following: (1) a merger, consolidation or any similar transaction involving Glacier or any of its financial institution Subsidiaries (other than the Transaction, acquisitions by Glacier and its financial institution Subsidiaries that are not prohibited under Subsection 4.2.2(b) or a merger or other transactions between financial institution Subsidiaries of Glacier),
                      (2) a purchase, lease or other acquisition of all or substantially all the assets of Glacier or any of its financial institution Subsidiaries, other than in a transaction between financial institution Subsidiaries of Glacier, (3) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing more than 19.9% of the voting power of Glacier or any of its financial institution Subsidiaries,
                      (4) a tender or exchange offer to acquire securities representing more than 19.9% of the voting power of Glacier, (5) a public proxy or consent solicitation made to the shareholders of Glacier seeking proxies in opposition to the Transaction, or (6) the filing of an application or notice with the Federal Reserve Board, the FDIC, the OTS, the SEC, or any other federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (1) through (5) above.

               (b) "Triggering Event" means Glacier's entering into, or the public announcement of or any filing with a regulatory authority or the SEC with respect to, an Acquisition Proposal.

7.4     WESTERFED LIQUIDATED DAMAGES.

        7.4.1 PAYMENT OF LIQUIDATED DAMAGES. Due to expenses, direct and indirect, incurred by Glacier in negotiating and executing this Agreement and in taking steps to effect the Transaction, and the loss by it of other opportunities, WesterFed will pay to Glacier $4.5 million if (i) Glacier terminates this Agreement under subsection 7.2.4, or (ii) the shareholders of WesterFed do not adopt this Agreement at the WesterFed meeting after there has been proposed by a third party a WesterFed Acquisition Transaction (the "WesterFed Proposal"). The foregoing amount represents agreed upon liquidated damages and will be payable on Glacier's demand and must be paid by WesterFed within three (3) Business Days after the date Glacier makes the demand. However, if demand and payment is made pursuant to this subsection 7.4.1, then Glacier will have no other rights or claims against WesterFed under this Agreement, it being agreed that acceptance of liquidated damages under this subsection 7.4.1 by Glacier will constitute its sole and exclusive remedy against WesterFed.

        7.4.2 LIMITATION ON PAYMENT OF LIQUIDATED DAMAGES. No liquidated damages will be payable pursuant to subsection 7.4.1 if (i) Glacier or its assigns has acquired any shares pursuant to the exercise of its Option (as defined in the Stock Option Agreement), WesterFed has repurchased the Option pursuant to the Stock Option Agreement or WesterFed has paid Glacier or its assigns the Surrender Price (as defined in the Stock Option Agreement) pursuant to the Stock Option Agreement,
               (ii) Glacier refuses to execute and deliver a written release of all of Glacier's rights under the Stock Option Agreement and all claims, demands or causes of action that Glacier has or might have against WesterFed, under this Agreement against delivery by WesterFed of the $4.5 million liquidated damages set forth above,
               (iii) WesterFed terminates, or has the right to terminate, this Agreement pursuant to subsection 7.2.3 (solely on account of the willful breach of Glacier) or subsection 7.2.5, or (iv) if at the Glacier shareholders' meeting to vote on the adoption of this Agreement, the Glacier shareholders fail to adopt this Agreement.

        7.4.3 For purposes of the foregoing, "WesterFed Acquisition Transaction" shall have the same meaning as the term "Acquisition Transaction" in the Stock Option Agreement except that a percentage referred to in Section 2.1(a)(iii) thereof shall be 25%.

7.5 COST ALLOCATION UPON TERMINATION. In connection with the termination of this Agreement under this Section 7, except as provided in Sections 7.3 and 7.4, Glacier and WesterFed will each pay their own out-of-pocket costs incurred in connection with this Agreement, and neither party will have any liability to the other party, unless this Agreement is terminated or the Transaction is not consummated due to the willful breach of a party.

                                    SECTION 8
                                  MISCELLANEOUS

8.1 NOTICES. Any notice, request, instruction or other document given under this Agreement must be in writing and must either be delivered personally or via facsimile transmission or be sent by registered or certified mail, postage prepaid, and addressed as follows (or to any other address or person representing any party as designated by that party through written notice to the other party):

        Glacier                            Glacier Bancorp, Inc.
                                           49 Commons Loop
                                           Kalispell, MT  59903-0027
                                           Attn: Michael J. Blodnick

               with a copy to:             Graham & Dunn, P.C.
                                           1420 Fifth Avenue, 33rd Floor
                                           Seattle, WA  98101-2390
                                           Attn: Stephen M. Klein, Esq.
                                           Mark C. Lewington, Esq.

        WesterFed                          WesterFed Financial Corporation
                                           110 East Broadway

                                           P.O. Box 5388
                                           Missoula, MT 59806-5388
                                           Attn: Ralph K. Holliday

               with a copy to:             Silver, Freedman & Taff, L.L.P.
                                           1100 New York Avenue NW
                                           Suite 700 Washington, D.C. 20005-3934
                                           Attn: Barry P. Taff, P.C.

8.2 WAIVERS AND EXTENSIONS. Subject to Section 9, Glacier or WesterFed may grant waivers or extensions to the other party, but only through a written instrument executed by the Chief Executive Officer or President of the party granting the waiver or extension. Waivers or extensions which do not comply with the preceding sentence are not effective. In accordance with this Section 8.2, a party may extend the time for the performance of any of the obligations or other acts of any other party, and may waive:

               (a) any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered by the other party in connection with this Agreement;

               (b)    compliance with any of the covenants of the other party;
                      and

               (c) the other party's performance of any obligations under this Agreement and any other condition precedent set out in Section 5.

8.3 GENERAL INTERPRETATION. Except as otherwise expressly provided in this Agreement or unless the context clearly requires otherwise: (1) the defined terms defined in this Agreement include the plural as well as the singular and (2) references in this Agreement to Sections, Subsections, Schedules, and Exhibits refer to Sections and Subsections of and Schedules and Exhibits to this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, the parties intend them to be interpreted as if they are followed by the words "without limitation." All accounting terms used in this Agreement that are not expressly defined in this Agreement have the respective meanings given to them in accordance with GAAP.

8.4 CONSTRUCTION AND EXECUTION IN COUNTERPARTS. Except as otherwise expressly provided in this Agreement or in any other agreement executed by the parties on or as of the date of this Agreement, this Agreement:
        (1) contains the parties' entire understanding, and no modification or amendment of its terms or conditions will be effective unless in writing and signed by the parties, or their respective duly authorized agents;
        (2) will not be interpreted by reference to any of the titles or headings to the Sections or Subsections, which have been inserted for convenience only and are not deemed a substantive part of this Agreement; (3) includes all amendments to this Agreement, each of which is made a part of this Agreement by this reference; and (4) may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

8.5 SURVIVAL OF REPRESENTATIONS AND COVENANTS. The representations and covenants in this Agreement will not survive the Effective Date or termination of this Agreement, except that (1) Section 4.10 (confidentiality), Sections 7.3 and 7.4 (liquidated damages fee), and
        Section 7.5 (expense allocation) will survive termination, (2) the representations and covenants will survive termination for the purpose of the pursuit and determination of the willful breach by a party which resulted in termination or non-consummation of the Transaction, and (3) the covenants in this Agreement that impose duties or obligations on a party following the Effective Date will survive the Effective Date.

8.6 ATTORNEYS' FEES AND COSTS. In the event of any dispute or litigation with respect to the terms and conditions or enforcement of rights or obligations arising by reason of this Agreement or the Transaction, the prevailing party in any such litigation will be entitled to reimbursement from the other party for its costs and expenses, including reasonable judicial and extra-judicial attorneys' fees, expenses and disbursements, and fees, costs and expenses relating to any such litigation.

8.7 ARBITRATION AND SPECIFIC PERFORMANCE. At either party's request, the parties must submit any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's rules then in effect (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties will conduct the arbitration. If the parties cannot agree on a single arbitrator, each party must select one arbitrator and those two arbitrators will select a third arbitrator. This third arbitrator will hear the dispute. The arbitrator's decision is final (except as otherwise specifically provided by law) and will bind the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. This prevailing party is entitled to reimbursement from the other party for its costs and expenses, including reasonable attorneys' fees. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

8.8 GOVERNING LAW AND VENUE. This Agreement will be governed by and construed in accordance with Montana law, except to the extent that certain matters may be governed by federal law.

8.9 SEVERABILITY. If a court determines that any term of this Agreement is invalid or unenforceable under applicable law, the remainder of this Agreement will not be affected thereby, and each remaining term will continue to be valid and enforceable to the fullest extent permitted by law.

                                    SECTION 9
                                   AMENDMENTS

        At any time before the Effective Date, whether before or after the parties have obtained any applicable shareholder approvals of this Agreement, the boards of directors of Glacier and WesterFed may: (1) amend or modify this Agreement or any attached Exhibit or Schedule and (2) grant waivers or time extensions in accordance with Section 8.2. But, after WesterFed's shareholders have adopted this Agreement, the parties' boards of directors may not without WesterFed shareholder approval amend or waive any provision of this Agreement if the amendment or waiver would reduce the amount or change the form of consideration WesterFed shareholders will receive in the Transaction. All amendments, modifications, extensions and waivers must be in writing and signed by the party agreeing to the amendment, modification, extension or waiver. Failure by any party to insist on strict compliance by the other party with any of its obligations, agreements or conditions under this Agreement, does not, without a writing, operate as a waiver or estoppel with respect to that or any other obligation, agreement, or condition.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

Signed as of _______________, 2000:

                                            GLACIER BANCORP, INC.

                                            By
                                               ---------------------------------
                                            Name: Michael J. Blodnick
                                            Title: President and Chief Executive
                                                   Officer

                                            WESTERFED FINANCIAL CORPORATION

                                            By
                                               ---------------------------------
                                            Name: Ralph K. Holliday
                                            Title: President and Chief Executive
                                                   Officer

STATE OF ___________ )
                     ) ss.
COUNTY OF __________ )

        On this _____ day ____________, 2000, before me personally appeared Michael J. Blodnick, to me known to be the President and Chief Executive Officer of GLACIER BANCORP, INC., the corporation that executed the foregoing instrument, who acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned there, and who stated on oath that he was authorized to execute said instrument, and that the seal affixed (if any) was the official seal of said corporation. IN WITNESS OF THE FOREGOING, I have set my hand and official seal to this document as of the day and year first written above.


                                           -------------------------------------
                                           NOTARY PUBLIC in and for the State of
                                           _____________, residing at __________
                                           Title:
                                                 -------------------------------
                                           My commission expires:
                                                                 ---------------



STATE OF _____________________ )
                               ) ss.
COUNTY OF_____________________ )

        On this ____ day of ___________, 2000, before me personally appeared Ralph K. Holliday, to me known to be the President and Chief Executive Officer of WESTERFED FINANCIAL CORPORATION, the corporation that executed the foregoing instrument, who acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned there, and who stated on oath that he was authorized to execute said instrument, and that the seal affixed (if any) was the official seal of said corporation. IN WITNESS OF THE FOREGOING, I have set my hand and official seal to this document as of the day and year first written above.


                                           -------------------------------------
                                           NOTARY PUBLIC in and for the State of
                                           _____________, residing at __________
                                           Title:
                                                 -------------------------------
                                           My commission expires:
                                                                 ---------------

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
SECTION 1 TERMS OF TRANSACTION...............................................................3

        1.1    Transaction...................................................................3
        1.2    Effect of Transaction.........................................................3
        1.3    Consideration.................................................................3
        1.4    Price.........................................................................3
               1.4.1  Definitions............................................................3
               1.4.2  Merger Consideration...................................................4
        1.5    Effect on Glacier Common Stock................................................5
        1.6    Conversion Election Procedures and Allocation.................................5
               1.6.1  Election Options.......................................................5
               1.6.2  Effective Election.....................................................5
               1.6.3  Non-election; Discretion of Exchange Agent.............................5
               1.6.4  Maximum Stock and Cash Conversion Amounts..............................6
               1.6.5  Allocation.............................................................6
        1.7    Conversion of WesterFed Options...............................................8
        1.8    Shareholder Rights; Stock Transfers...........................................8
        1.9    Fractional Shares.............................................................8
        1.10   Payment to Dissenting Shareholders............................................8
        1.11   Exchange Procedures...........................................................9
               1.11.1 Surrender of Certificate...............................................9
               1.11.2 Issuance of Merger Consideration in Other Names........................9
               1.11.3 Lost, Stolen, and Destroyed Certificates...............................9
               1.11.4 Rights to Dividends and Distributions..................................9
               1.11.5 Delivery of Merger Consideration to Exchange Agent....................10
               1.11.6 Affiliates' Certificates..............................................10
        1.12   Merger Consideration Adjustments.............................................10
        1.13   Exception Shares.............................................................10
        1.14   Reservation Of Right To Revise Structure.....................................10
        1.15   Stock Option Agreement.......................................................11

SECTION 2 CLOSING OF THE TRANSACTION........................................................11

        2.1    Closing......................................................................11
        2.2    Events of Closing............................................................11
        2.3    Place of Closing.............................................................11

SECTION 3 REPRESENTATIONS...................................................................11

        3.1    Representations of Glacier and WesterFed.....................................11
               3.1.1  Corporate Organization and Qualification..............................11
               3.1.2  Subsidiaries..........................................................12
               3.1.3  Capital Stock.........................................................12
               3.1.4  Corporate Authority...................................................15
               3.1.5  Reports and Financial Statements......................................15
               3.1.6  Absence of Certain Events and Changes.................................17


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
               3.1.7  Material Agreements...................................................17
               3.1.8  Knowledge as to Conditions............................................18
               3.1.9  Brokers and Finders...................................................18
               3.1.10 Corporate Records.....................................................18
               3.1.11 Loan and Lease Losses.................................................18
               3.1.12 No Stock Option Plans.................................................18
               3.1.13 Governmental Filings; No Violations...................................18
               3.1.14 Asset Classification..................................................19
               3.1.15 Investments...........................................................19
               3.1.16 Properties............................................................20
               3.1.17 Anti-takeover Provisions..............................................20
               3.1.18 Compliance with Laws..................................................20
               3.1.19 Litigation............................................................21
               3.1.20 Taxes.................................................................22
               3.1.21 Insurance.............................................................23
               3.1.22 Labor Matters.........................................................23
               3.1.23 Employee Benefits.....................................................23
               3.1.24 Environmental Matters.................................................26
        3.2    Exceptions to Representations................................................27
               3.2.1  Disclosure of Exceptions..............................................27
               3.2.2  Nature of Exceptions..................................................28
               3.2.3  Material Adverse Effect...............................................28

SECTION 4 CONDUCT AND TRANSACTIONS BEFORE CLOSING...........................................28

        4.1    Conduct of WesterFed's Business Before Closing...............................28
               4.1.1  Availability of WesterFed's Books, Records and Properties.............28
               4.1.2  Ordinary and Usual Course.............................................29
               4.1.3  Conduct Regarding Representations.....................................31
               4.1.4  Maintenance of Properties.............................................31
               4.1.5  Preservation of Business Organization.................................31
               4.1.6  Senior Management.....................................................31
               4.1.7  Compensation and Employment Agreements................................31
               4.1.8  Update of Financial Statements........................................32
               4.1.9  No Solicitation.......................................................32
        4.2    Conduct of Glacier's Business Before Closing.................................32
               4.2.1  Availability of Glacier's Books, Records and Properties...............32
               4.2.2  Certain Prohibited Activities.........................................33
               4.2.3  Conduct Regarding Representations.....................................33
               4.2.4  Maintenance of Properties.............................................33
               4.2.5  Preservation of Business Organization.................................33
               4.2.6  Update of Financial Statements........................................34
        4.3    Registration Statement.......................................................34
               4.3.1  Preparation of Registration Statement.................................34
               4.3.2  Submission to Shareholders............................................35
        4.4    Affiliate List...............................................................35
        4.5    Submission to Regulatory Authorities.........................................35
        4.6    Announcements................................................................36
        4.7    Consents.....................................................................36


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
                                                                                           PAGE
                                                                                           ----
        4.8    Further Actions..............................................................36
        4.9    Notice.......................................................................36
        4.10   Confidentiality..............................................................36
        4.11   NASDAQ Listing...............................................................36
        4.12   Registration of Assumed Option Shares........................................37
        4.13   Certain Policies.............................................................37

SECTION 5 APPROVALS AND CONDITIONS..........................................................37

        5.1    Required Approvals...........................................................37
        5.2    Conditions to Glacier's Obligations..........................................37
               5.2.1  Representations.......................................................37
               5.2.2  Compliance............................................................37
               5.2.3  No Material Adverse Effect............................................37
               5.2.4  No Governmental Proceedings...........................................37
               5.2.5  Action................................................................38
               5.2.6  Tax Opinion...........................................................38
               5.2.7  Registration Statement................................................38
               5.2.8  Consents..............................................................38
               5.2.9  Solicitation of Employees.............................................38
               5.2.10 Director Appointment..................................................38
               5.2.11 Other Matters.........................................................38
               5.2.12 Fairness Opinions.....................................................38
        5.3    Conditions to WesterFed's Obligations........................................39
               5.3.1  Representations.......................................................39
               5.3.2  Compliance............................................................39
               5.3.3  No Material Adverse Effect............................................39
               5.3.4  No Governmental Proceedings...........................................39
               5.3.5  Shareholder Action....................................................39
               5.3.6  Tax Opinion...........................................................39
               5.3.7  Registration Statement................................................39
               5.3.8  Director Appointment..................................................40
               5.3.9  NASDAQ Listing........................................................40
               5.3.10 Fairness Opinion......................................................40

SECTION 6 DIRECTORS, OFFICERS AND EMPLOYEES.................................................40

        6.1    Directors....................................................................40
        6.2    Employment Agreements........................................................40
        6.3    Employees....................................................................40
        6.4    Indemnification; Director and Officer Insurance..............................41
        6.5    Employee Benefit Issues......................................................43
               6.5.1  Employee Stock Ownership Plan.........................................43
               6.5.2  FIRF Plan.............................................................44
               6.5.3  Termination and Transfer/Merger of Plans..............................44
               6.5.4  No Contract Created...................................................44


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
SECTION 7 TERMINATION OF AGREEMENT AND ABANDONMENT OF TRANSACTION...........................44

        7.1    Termination by Reason of Lapse of Time.......................................44
        7.2    Other Grounds for Termination................................................44
               7.2.1  Mutual Consent........................................................44
               7.2.2  WesterFed's Conditions Not Met........................................44
               7.2.3  Glacier's Conditions Not Met..........................................45
               7.2.4  WesterFed Fails to Recommend Shareholder Approval.....................45
               7.2.5  Glacier Fails to Recommend Shareholder Approval.......................45
               7.2.6  Impracticability......................................................45
               7.2.7  Average Closing Price Less Than $9.00.................................45
               7.2.8  Average Closing Price Less Than $7.50.................................46
        7.3    Glacier Liquidated Damages...................................................46
               7.3.1  Payment of Liquidated Damages.........................................46
               7.3.2  Limitation on Payment of Liquidated Damages...........................46
               7.3.3  Definitions...........................................................46
        7.4    WesterFed Liquidated Damages.................................................47
               7.4.1  Payment of Liquidated Damages.........................................47
               7.4.2  Limitation on Payment of Liquidated Damages...........................47
        7.5    Cost Allocation Upon Termination.............................................48

SECTION 8 MISCELLANEOUS.....................................................................48

        8.1    Notices......................................................................48
        8.2    Waivers and Extensions.......................................................49
        8.3    General Interpretation.......................................................49
        8.4    Construction and Execution in Counterparts...................................49
        8.5    Survival of Representations and Covenants....................................50
        8.6    Attorneys' Fees and Costs....................................................50
        8.7    Arbitration and Specific Performance.........................................50
        8.8    Governing Law and Venue......................................................50
        8.9    Severability.................................................................50

SECTION 9 AMENDMENTS........................................................................51


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


SECTION 7 TERMINATION OF AGREEMENT AND ABANDONMENT OF TRANSACTION...........................44

        7.1    Termination by Reason of Lapse of Time.......................................44
        7.2    Other Grounds for Termination................................................44
               7.2.1  Mutual Consent........................................................44
               7.2.2  WesterFed's Conditions Not Met........................................44
               7.2.3  Glacier's Conditions Not Met..........................................45
               7.2.4  WesterFed Fails to Recommend Shareholder Approval.....................45
               7.2.5  Glacier Fails to Recommend Shareholder Approval.......................45
               7.2.6  Impracticability......................................................45
               7.2.7  Average Closing Price Less Than $9.00.................................45
               7.2.8  Average Closing Price Less Than $7.50.................................46
        7.3    Glacier Liquidated Damages...................................................46
               7.3.1  Payment of Liquidated Damages.........................................46
               7.3.2  Limitation on Payment of Liquidated Damages...........................46
               7.3.3  Definitions...........................................................46
        7.4    WesterFed Liquidated Damages.................................................47
               7.4.1  Payment of Liquidated Damages.........................................47
               7.4.2  Limitation on Payment of Liquidated Damages...........................47
        7.5    Cost Allocation Upon Termination.............................................48

SECTION 8 MISCELLANEOUS.....................................................................48

        8.1    Notices......................................................................48
        8.2    Waivers and Extensions.......................................................49
        8.3    General Interpretation.......................................................49
        8.4    Construction and Execution in Counterparts...................................49
        8.5    Survival of Representations and Covenants....................................50
        8.6    Attorneys' Fees and Costs....................................................50
        8.7    Arbitration and Specific Performance.........................................50
        8.8    Governing Law and Venue......................................................50
        8.9    Severability.................................................................50

SECTION 9 AMENDMENTS........................................................................51


                                       iv